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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SYNTA PHARMACEUTICALS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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April 29, 2008

Dear Stockholder,

        You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Synta Pharmaceuticals Corp. to be held at 10:00 a.m. EST on Wednesday, June 11, 2008, at our offices at 45 Hartwell Avenue, Lexington, Massachusetts 02421. The attached notice of annual meeting and proxy statement describe the business we will conduct at the annual meeting and provide information about us that you should consider when you vote your shares.

        At the annual meeting, two persons will be elected to our Board of Directors. In addition, we will ask stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2008. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the annual meeting.

        We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that your shares are represented. Therefore, when you have finished reading the proxy statement, you are urged to complete, sign, date and return the enclosed proxy card, or to complete your proxy by telephone or via the Internet, promptly in accordance with the instructions set forth on the card. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

                          Sincerely,

                          Safi R. Bahcall, Ph.D.
                          President and Chief Executive Officer

YOUR VOTE IS IMPORTANT.
PLEASE CAST YOUR VOTE PROMPTLY.

SYNTA PHARMACEUTICALS CORP.
NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

  TIME:
  10:00 a.m. EST

  DATE:
  Wednesday, June 11, 2008

  PLACE:
  The offices of Synta Pharmaceuticals Corp.
  45 Hartwell Avenue, Lexington, MA 02421

  PURPOSES:

  1.
  To elect two directors to serve three-year terms expiring in 2011.

  2.
  To ratify the appointment of Ernst & Young LLP as our independent public accountants for the fiscal year ending December 31, 2008.

  3.
  To consider any other business that is properly presented at the meeting.

  WHO MAY VOTE:

  You may vote if you were the record owner of Synta Pharmaceuticals Corp. common stock at the close of business on April 21, 2008. A list of stockholders of record will be available at the meeting and during the 10 days prior to the meeting at the office of the Secretary at the above address.

  All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, you are requested to complete, sign, date and return the enclosed proxy card, or to complete your proxy by telephone or via the Internet in accordance with the instructions on the proxy card, as soon as possible in accordance with the instructions on the proxy card.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Wendy E. Rieder, Esq.
                      Secretary

  April 29, 2008

i

SYNTA PHARMACEUTICALS CORP.
45 HARTWELL AVENUE
LEXINGTON, MA 02421
(781) 274-8200

PROXY STATEMENT FOR THE SYNTA PHARMACEUTICALS CORP.
2008 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

        We sent you this proxy statement and the enclosed proxy card because Synta Pharmaceuticals Corp.'s Board of Directors is soliciting your proxy to vote at the 2008 Annual Meeting of Stockholders to be held at 10:00 a.m. EST on Wednesday, June 11, 2008 at the offices of Synta Pharmaceuticals Corp., 45 Hartwell Avenue, Lexington, Massachusetts 02421, and any adjournments of the annual meeting. This proxy statement along with the accompanying notice of annual meeting summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

        On or about May 7, 2008, we will begin sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card to all stockholders entitled to vote at the meeting. Although not part of this proxy statement, we are also sending along with this proxy statement, our 2007 annual report, which includes our financial statements for the fiscal year ended December 31, 2007. You can also find a copy of our 2007 Annual Report on Form 10-K on the Internet through the SEC's electronic data system called EDGAR at www.sec.gov or through the "Investors—SEC Filings" section of our website at www.syntapharma.com.

Who Can Vote?

        Only stockholders who owned our common stock at the close of business on April 21, 2008 are entitled to vote at the annual meeting. On this record date, there were 33,873,717 shares of our common stock outstanding and entitled to vote. Common stock is our only class of voting stock.

        You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. A stockholder may revoke a proxy before the proxy is voted by delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any stockholder who has executed a proxy card but attends the meeting in person may revoke the proxy and vote at the meeting.

How Many Votes Do I Have?

        Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

        Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare, or you have stock certificates, you may vote:

  •
  By mail.  Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

  •
  By Internet or by telephone.  Follow the instructions on the proxy card to vote by Internet or telephone.

  •
  In person at the meeting.  If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

        If your shares are held in "street name" (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

  •
  By Internet or by telephone.  Follow the instructions you receive from your broker to vote by Internet or telephone.

  •
  By mail.  You will receive instructions from your broker or other nominee explaining how to vote your shares.

  •
  In person at the meeting.  Contact the broker or other nominee who holds your shares to obtain a broker's proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

How Does the Board of Directors Recommend That I Vote on the Proposals?

        The Board of Directors recommends that you vote as follows:

  •
  "FOR" the election of the two nominees for director; and

  •
  "FOR" ratification of the selection of Ernst & Young LLP as our independent auditors for our fiscal year ending December 31, 2008.

        If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Revoke My Proxy?

        If you give us your proxy, you may revoke it at any time before the meeting. You may revoke your proxy in any one of the following ways:

  •
  By signing a new proxy card and submitting it as instructed above.

  •
  If your shares are held in street name, by re-voting by Internet or by telephone as instructed above. Only your latest Internet or telephone vote will be counted.

  •
  By notifying Synta's Secretary in writing before the annual meeting that you have revoked your proxy. OR

  •
  By attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What if I Receive More Than One Proxy Card?

        You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under "How Do I Vote?" for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Return My Proxy?

        If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy or vote at the meeting as described above under "How Do I Vote?" If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under "How Do I Vote?," the bank, broker or other nominee has the authority to vote your unvoted shares on both Proposals 1 and 2 even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a "broker non-vote".

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a "plurality" of the votes) will be elected. Abstentions are not counted for purposes of electing directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms have authority to vote customers' unvoted shares held by the firms in street name for the election of directors. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.
Proposal 2: Ratify Selection of Auditors
The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to ratify the selection of independent public accountants. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers' unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent accountants. However, if our stockholders do not ratify the selection of Ernst & Young LLP as our independent accountants for 2008, our Audit Committee will reconsider its selection.

Is Voting Confidential?

        We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, Computershare, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

Who is Paying for the Costs of Soliciting these Proxies?

        We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

        The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Householding of Annual Disclosure Documents

        In December 2000, the Securities and Exchange Commission, or the SEC, adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as "householding," benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be "householded," the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

        If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, Computershare, by calling their toll free number, 1-800-662-7232.

        If you do not wish to participate in "householding" and would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another Synta stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

  •
  If your Synta shares are registered in your own name, please contact our transfer agent, Computershare, and inform them of your request by calling them at 1-800-662-7232 or writing them at P.O. Box 43078, Providence, Rhode Island, 02940-3078.

  •
  If a broker or other nominee holds your Synta shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 1, 2008 by:

  •
  the executive officers named in the Summary Compensation Table on page 22;

  •
  each of our directors and director nominees;

  •
  all of our current directors and executive officers as a group; and

  •
  each stockholder known by us to own beneficially more than 5% of our common stock.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of March 1, 2008, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 33,873,717 shares of common stock outstanding on March 1, 2008.

        Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Synta Pharmaceuticals Corp., 45 Hartwell Avenue, Lexington, Massachusetts 02421.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned
Directors and Executive Officers
Safi R. Bahcall, Ph.D.(1)	2,335,618	6.8%
Keith S. Ehrlich, C.P.A.(2)	85,904	*
James G. Barsoum, Ph.D.(3)	158,551	*
Keizo Koya, Ph.D.(4)	254,154	*
Eric W. Jacobson, M.D.(5)	67,769	*
Keith R. Gollust(6)	1,620,146	4.7%
Lan Bo Chen, Ph.D.(7)	3,439,952	10.1%
Bruce Kovner(8)	8,718,472	25.7%
William S. Reardon, C.P.A .(9)	15,951	*
Robert N. Wilson(10)	413,376	1.2%
All current executive officers and directors as a group (12 persons)(11)	17,339,394	49.6%
Five Percent Stockholders
CxSynta LLC(12) c/o Caxton Corporation Princeton Plaza, Building 2 731 Alexander Road Princeton, NJ 08540	7,761,716	22.9%
Lin-Huey Chen(13) 184 East Emerson Road Lexington, MA 02420	3,439,952	10.1%

*
Represents beneficial ownership of less than 1% of the shares of common stock.

(1)
Consists of 2,250,525 shares of common stock owned of record by and 70,093 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 1, 2008 held by Dr. Bahcall, and 15,000 shares of common stock owned of record by the Safi R. Bahcall Irrevocable Trust, the trustee of which is Dr. Bahcall's mother and of which Dr. Bahcall is the beneficiary. Dr. Bahcall disclaims beneficial ownership of the shares held by this trust except to the extent of any pecuniary interest therein.

(2)
Consists of 20,426 shares of common stock owned of record by and 65,478 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 1, 2008 held by Mr. Ehrlich.

(3)
Consists of 40,000 shares of common stock owned of record by and 118,551 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 1, 2008 held by Dr. Barsoum.

(4)
Consists of 33,045 shares of common stock owned of record by and 221,109 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 1, 2008 held by Dr. Koya.

(5)
Consists of 25,300 shares of common stock owned of record by and 42,469 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 1, 2008 held by Dr. Jacobson.

(6)
Consists of 39,176 shares of common stock owned of record by and 200,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 1, 2008 held by Mr. Gollust; and 1,380,970 shares of common stock owned of record by Wyandanch Partners, L.P. Mr. Gollust is the president and sole stockholder of Gollust Management, Inc., which is the general partner of Wyandanch Partners, L.P.

(7)
Consists of 777,535 shares of common stock owned of record by Dr. Chen; 142,223 shares of common stock owned of record by LAJ Holdings LLC, the co-managers of which are Dr. Chen and his spouse; 2,004,016 shares of common stock owned of record by the Wisteria Trust, the trustee of which is Dr. Chen's spouse; 243,481 shares of common stock owned of record by the Ann Chen Trust, a co-trustee of which is Dr. Chen's spouse; 243,481 shares of common stock owned of record by the Jane Chen Trust, a co-trustee of which is Dr. Chen's spouse; 12,946 shares of common stock owned of record by the Chen Grandchildren's Trust, a co-trustee of which is Dr. Chen's spouse; 10,210 shares of common stock owned of record by the Alexander Chen Wu 2002 Irrevocable Trust, a co-trustee of which is Dr. Chen's spouse; and 6,060 shares of common stock owned of record by the Allison Chen Wu 2004 Irrevocable Trust, a co-trustee of which is Dr. Chen's spouse. See note 13.

(8)
Consists of 902,069 shares of common stock owned of record by and 54,687 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 1, 2008 held by Mr. Kovner; and 7,761,716 shares of common stock owned of record by CxSynta LLC. Caxton Corporation is the managing member of CxSynta LLC and Bruce Kovner is the chairman of Caxton Corporation. See note 12.

(9)
Consists of 2,826 shares of common stock owned of record by and 13,125 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 1, 2008 held by Mr. Reardon.

(10)
Consists of 350,876 shares of common stock owned of record by and 62,500 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 1, 2008 held by Mr. Wilson.

(11)
Consists of the shares of common stock set forth in footnotes 1 through 10 and 40,852 shares of common stock owned of record by and 188,649 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 1, 2008 held by two executive officers not named in the table.

(12)
Represents shares of common stock owned of record by CxSynta LLC. Caxton Corporation is the managing member of CxSynta LLC and Bruce Kovner is the chairman of Caxton Corporation. See note 8.

(13)
Consists of 777,535 shares of common stock owned of record by Ms. Chen's spouse, Dr. Chen; 142,223 shares of common stock owned of record by LAJ Holdings LLC, of which Ms. Chen is a manager; 2,004,016 shares of common stock owned of record by the Wisteria Trust, of which Ms. Chen is the trustee; 243,481 shares of common stock owned of record by the Ann Chen Trust, of which Ms. Chen is a co-trustee; 243,481 shares of common stock owned of record by the Jane Chen Trust, of which Ms. Chen is a co-trustee; 12,946 shares of common stock owned of record by the Chen Grandchildren's Trust, of which Ms. Chen is a co-trustee; 10,210 shares of common stock owned of record by the Alexander Chen Wu 2002 Irrevocable Trust, of which Ms. Chen is a co-trustee; and 6,060 shares of common stock owned of record by the Allison Chen Wu 2004 Irrevocable Trust, of which Ms. Chen is a co-trustee. See note 7.

MANAGEMENT

The Board of Directors

        Our restated certificate of incorporation and restated bylaws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of six members, classified into three classes as follows:

  •
  the Class I directors are Lan Bo Chen, Ph.D. and William S. Reardon, C.P.A., and their terms expire at the upcoming annual meeting;

  •
  the Class II directors are Keith R. Gollust and Robert N. Wilson, and their terms will expire at the annual meeting of stockholders to be held in 2009; and

  •
  the Class III directors are Safi R. Bahcall, Ph.D. and Bruce Kovner, and their terms will expire at the annual meeting of stockholders to be held in 2010.

        On February 27, 2008, our Board of Directors accepted the recommendation of the Nominating and Governance Committee and voted to nominate Lan Bo Chen, Ph.D. and William S. Reardon, C.P.A. for election at the annual meeting for a term of three years to serve until the 2011 annual meeting of stockholders, and until their respective successors have been elected and qualified.

        Set forth below is information regarding our current directors, including the two current directors nominated for election at the annual meeting:

Name	Age	Position
Safi R. Bahcall, Ph.D.	39	President and Chief Executive Officer and Director
Keith R. Gollust(1)(2)(3)	62	Chairman of the Board of Directors
Lan Bo Chen, Ph.D.	64	Director
Bruce Kovner(2)(3)	63	Director
William S. Reardon, C.P.A.(1)	61	Director
Robert N. Wilson(1)(2)(3)	67	Director

(1)
Member of our Audit Committee.
(2)
Member of our Compensation Committee.
(3)
Member of our Nominating and Governance Committee.

        Safi R. Bahcall, Ph.D. co-founded Synta with Dr. Lan Bo Chen and has been our Chief Executive Officer and a member of our Board of Directors since our inception in July 2001. Dr. Bahcall has served as our President since December 2003. From 1998 to 2001, Dr. Bahcall was a consultant at McKinsey & Company, a management consulting firm, advising investment banks and pharmaceutical companies on strategy, technology, and operations. Dr. Bahcall also co-founded a drug discovery company focused on novel ion channel research in November 2001, which was acquired by Synta in December 2002. He received his B.A. summa cum laude from Harvard University, was awarded his Ph.D. from Stanford University in theoretical physics, and was a Miller postdoctoral research fellow at the University of California, Berkeley.

        Keith R. Gollust has been a member of our Board of Directors since July 2002 and has been our Chairman since September 2002. Mr. Gollust is a private investor and founded Gollust, Tierney, and Oliver, a private investment firm, in 1978. Mr. Gollust also was a Managing Director of Caxton Associates, L.L.C., a hedge fund firm, from July 2003 through December 2004. Mr. Gollust received a B.A. from Princeton University and an MSIA from Carnegie Mellon University.

        Lan Bo Chen, Ph.D. co-founded Synta with Dr. Safi Bahcall and has been a member of our Board of Directors since July 2001, and a member of our scientific advisory board and its Chairman since July 2001. Dr. Chen is a Professor of Pathology, Emeritus, at Harvard Medical School. He has been at the Dana-Farber Cancer Institute and Harvard Medical School since July 1977. Dr. Chen is the founder of several biotechnology companies, including Fuji ImmunoPharmaceuticals Corp. and Shionogi BioResearch Corp. Dr. Chen received his B.S. in chemistry from National Taiwan University and his Ph.D. in cell biology from the Massachusetts Institute of Technology.

        Bruce Kovner has been a member of our Board of Directors since July 2002. In 1983, Mr. Kovner founded Caxton Corporation, a diversified trading company and manager of client funds active in currency, interest rate, commodity and equity markets, and has acted as its Chairman since its inception. He is also Chairman of Caxton Associates, L.L.C., which succeeded to a significant portion of Caxton Corporation's trading and investment activities in 1996. Prior to the formation of Caxton, Mr. Kovner served as a Vice President of Commodities Corporation, a private commodities trading company since acquired by Goldman Sachs. Mr. Kovner is also Chairman of the Board of the American Enterprise Institute, Chairman of the Board of the Juilliard School, and Vice Chairman of Lincoln Center for the Performing Arts. In addition, he is the Founder and Chairman of the School Choice Scholarships Foundation, which provides scholarships to low-income students in New York City to attend primary schools of their choice. Mr. Kovner received his B.A. from Harvard College in 1966. He continued his studies at the John F. Kennedy School of Government until 1970.

        William S. Reardon, C.P.A. has been a member of our Board of Directors since August 2004. Until his retirement in 2002 from PricewaterhouseCoopers LLP, an international accounting firm, where he was employed from June 1973 to July 2002, Mr. Reardon was a business assurance (audit) partner at the firm's Boston office and leader of its life sciences industry practice for New England and the eastern United States. From 1998 to 2000, Mr. Reardon served on the board of the emerging companies section of the Biotechnology Industry Organization. He also served on the board of the Massachusetts Biotechnology Council from 2000 until his retirement in 2002. Mr. Reardon is currently a member of the board of directors and the chairman of the audit committees of Idera Pharmaceuticals, Inc., and Oscient Pharmaceuticals Corporation, both of which are publicly traded pharmaceutical companies. He is also an advisor to the audit committee at Momenta Pharmaceuticals, Inc., a publicly traded pharmaceutical company. Mr. Reardon received both his undergraduate degree in East Asian history and his M.B.A. from Harvard University.

        Robert N. Wilson has been a member of our Board of Directors since June 2003. Mr. Wilson is Chairman of Still River Systems, a medical device company. Prior to his association with Still River Systems, Mr. Wilson was Chairman of Caxton Health Holdings, LLC, from 2004 through 2007 and was Vice Chairman of the board of directors of Johnson & Johnson, a manufacturer of healthcare products, from 1989 until 2003. Mr. Wilson had joined Johnson & Johnson in 1964. Mr. Wilson is also a director of Hess Corporation, an integrated oil and gas company and Charles Schwab Corporation, a publicly traded financial services company.

Director Independence

        Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with Synta, either directly or indirectly. Based on this review, our Board has determined that the following members of the Board are "independent directors" as defined by The Nasdaq Stock Market: Messrs. Gollust, Kovner, Reardon and Wilson.

Committees of the Board of Directors and Meetings

  Meeting Attendance

        During the fiscal year ended December 31, 2007 there were nine meetings of our Board of Directors, and the various committees of the Board met a total of 13 times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during 2007. The Board has adopted a policy under which each member of the Board is encouraged, but not required, to attend each annual meeting of our stockholders. In 2007, required annual stockholder matters were voted on via written consent in lieu of an annual meeting.

  Audit Committee

        Our Audit Committee is composed of Messrs. Gollust, Reardon (chairman) and Wilson, and met six times during fiscal year 2007. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by The Nasdaq Stock Market, as such standards apply specifically to members of audit committees. Our Board of Directors has determined that Mr. Reardon is an "audit committee financial expert," as the SEC has defined that term. Our Audit Committee's role and responsibilities are set forth in the Audit Committee's written charter and include the authority to:

  •
  approve and retain the independent auditors to conduct the annual audit of our books and records;

  •
  review the proposed scope and results of the audit;

  •
  review and pre-approve the independent auditor's audit and non-audit services rendered;

  •
  approve the audit fees to be paid;

  •
  review accounting and financial controls with the independent auditors and our financial and accounting staff;

  •
  review and approve transactions between us and our directors, officers and affiliates;

  •
  recognize and prevent prohibited non-audit services;

  •
  establish procedures for complaints received by us regarding accounting matters;

  •
  oversee internal audit functions, if any; and

  •
  prepare the report of the Audit Committee that rules of the SEC require to be included in our annual meeting proxy statement.

        A copy of the Audit Committee's written charter is publicly available through the "Investors—Corporate Governance" section of our website at www.syntapharma.com.

  Compensation Committee

        Our Compensation Committee is composed of Messrs. Gollust, Kovner and Wilson (chairman), and met seven times during fiscal year 2007. All members of the Compensation Committee qualify as independent under the current definition promulgated by The Nasdaq Stock Market. Our Compensation Committee's role and responsibilities are set forth in the Compensation Committee's written charter and include the authority to:

  •
  review and establish the compensation arrangements for management, including the compensation for our President and Chief Executive Officer;

  •
  establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

  •
  administer our stock incentive plan;

  •
  review the Compensation Discussion and Analysis, or CD&A, prepared by management, discuss the CD&A with management and, based on such review and discussions, recommend to our Board of Directors that the CD&A be included in our Annual Report on Form 10-K, annual meeting proxy statement, or any other applicable filing as required by the SEC; and

  •
  prepare the report of the Compensation Committee that SEC rules require to be included in our annual meeting proxy statement.

        The Compensation Committee is charged with establishing a compensation policy for our executives and directors that is designed to attract and retain the best possible executive talent, to motivate them to achieve corporate objectives, and reward them for superior performance. Our Compensation Committee is also responsible for establishing and administering our executive compensation policies and equity compensation plans. The Compensation Committee meets at least twice per year and more often as necessary to review and make decisions with regard to executive compensation matters. As part of its review of executive compensation matters, the Compensation Committee may delegate any of the powers given to it to a subcommittee of the committee consisting of one or more members of the Compensation Committee.

        In the second quarter of 2007, based on the recommendation of management, the Compensation Committee engaged W.T. Haigh & Company, Inc., or W.T. Haigh, as our compensation consultant. W.T. Haigh was engaged to review all aspects of our executive compensation. We used the information we obtained from W.T. Haigh to revise our 2007 cash bonus policy and implement policies that were applied in determining equity compensation in February 2008 and that will be applied in determining all compensation for performance during fiscal year 2008.

        Please also see the CD&A and the report of the Compensation Committee set forth elsewhere in this proxy statement.

        A copy of the Compensation Committee's written charter is publicly available through the "Investors—Corporate Governance" section of our website at www.syntapharma.com.

  Nominating and Governance Committee

        Our Nominating and Governance Committee is composed of Messrs. Gollust (chairman), Kovner and Wilson, and did not meet in fiscal year 2007. All members of the Nominating and Governance Committee qualify as independent under the current definition promulgated by The Nasdaq Stock Market. Our Nominating and Governance Committee's role and responsibilities are set forth in the Nominating and Governance Committee's written charter and include the authority to:

  •
  identify and nominate members of the Board of Directors;

  •
  develop and recommend to the Board of Directors a set of corporate governance principles applicable to our company; and

  •
  oversee the evaluation of the Board of Directors and management.

        Our Nominating and Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third-party search firms or other appropriate sources. For all potential candidates, our Nominating and Governance Committee may consider all factors it deems relevant, such as a candidate's personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board of Directors, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. For each annual meeting, our Nominating and Governance Committee will consider only one recommended nominee from any stockholder or group of affiliated stockholders, and such recommending stockholder or group must have held at least 5% of our common stock for at least one year. All stockholder recommendations for proposed director nominees must be in writing to the Nominating and Governance Committee, care of our Secretary at 45 Hartwell Avenue, Lexington, Massachusetts 02421, no later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders or, in certain circumstances, a reasonable time in advance of the mailing of our proxy statement for the annual meeting of stockholders for the current year. The recommendation must be accompanied by the following information concerning the recommending stockholder:

  •
  name, address and telephone number of the recommending stockholder;

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  the number of shares of our common stock owned by the recommending stockholder and the time period for which such shares have been held;

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  if the recommending stockholder is not a stockholder of record, a statement from the record holder verifying the holdings of the recommending stockholder and a statement from the recommending stockholder of the length of time such shares have been held (alternatively the recommending stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the SEC, together with a statement of the length of time that the shares have been held); and

  •
  a statement from the recommending stockholder as to a good faith intention to continue to hold such shares through the date of the next annual meeting.

        The recommendation must also be accompanied by the following information concerning the proposed nominee:

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  the information required by Items 401, 403 and 404 of Regulation S-K under the Securities Act of 1933, as amended;

  •
  a description of all relationships between the proposed nominee and the recommending stockholder, including any agreements or understandings regarding the nomination;

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  a description of all relationships between the proposed nominee and any of our competitors, customers, suppliers, labor unions or other persons with special interests regarding Synta; and

  •
  the contact information of the proposed nominee.

        The recommending stockholder must also furnish a statement supporting a view that the proposed nominee possesses the minimum qualifications as set forth below for director nominees and describing the contributions that the proposed nominee would be expected to make to the Board of Directors and to the governance of Synta and must state whether, in its view, the proposed nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of Synta. The recommendation must also be accompanied by the written consent of the proposed nominee (1) to be considered by the Nominating and Governance Committee and interviewed if the committee chooses to do so in its discretion, and (2) if nominated and elected, to serve as a director.

        For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, including the following threshold criteria:

  •
  candidates should possess the highest personal and professional standards of integrity and ethical values;

  •
  candidates must be committed to promoting and enhancing the long-term value of Synta for its stockholders;

  •
  candidates must be able to represent fairly and equally all stockholders without favoring or advancing any particular stockholder or other constituency of Synta;

  •
  candidates must have demonstrated achievement in one or more fields of business, professional, governmental, community, scientific or educational endeavor, and possess mature and objective business judgment and expertise;

  •
  candidates are expected to have sound judgment, derived from management or policy making experience that demonstrates an ability to function effectively in an oversight role; and

  •
  candidates must have, and be prepared to devote, adequate time to the Board of Directors and its committees.

        In addition, the Nominating and Governance Committee will also take into account the extent to which the candidate would fill a present need on the Board of Directors, including the extent to which a candidate meets the independence and experience standards promulgated by the SEC and by The Nasdaq Stock Market.

        A copy of the Nominating and Governance Committee's written charter is publicly available through the "Investors—Corporate Governance" section of our website at www.syntapharma.com.

  Compensation Committee Interlocks and Insider Participation

        Our Compensation Committee is composed of Messrs. Gollust, Kovner and Wilson. No member of our Compensation Committee has at any time been an employee of ours. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

        Each of Messrs. Gollust, Kovner and Wilson or their affiliates purchased shares of our common stock in our initial public offering in February 2007. For a more detailed description, see "Certain Relationships and Related Person Transactions."

Shareholder Communications to the Board

        Generally, stockholders who have questions or concerns should contact our Investor Relations department at ir@syntapharma.com. However, any stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, must prepare the communication in written form and mail or hand deliver the same to the following address:

  ATTN: SECURITY HOLDER COMMUNICATION
  Board of Directors [Designate individual director, if applicable]
  Synta Pharmaceuticals Corp.
  45 Hartwell Avenue
  Lexington, MA 02421

        Such communications should not exceed 500 words in length and must be accompanied by the following information:

  •
  a statement of the type and amount of the securities of Synta that the person holds;

  •
  any special interest, meaning an interest not in the capacity as a stockholder of Synta, that the person has in the subject matter of the communication; and

  •
  the address, telephone number and e-mail address, if any, of the person submitting the communication.

        The following types of communications are not appropriate for delivery to directors under these procedures:

  •
  communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to security holders or other constituencies of Synta (such as employees, members of the communities in which we operate our businesses, customers and suppliers) generally;

  •
  communications that advocate engaging in illegal activities;

  •
  communications that, under community standards, contain offensive, scurrilous or abusive content; and

  •
  communications that have no rational relevance to the business or operations of Synta.

        Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications.

Executive Officers

        The following table sets forth certain information regarding our executive officers who are not also directors:

Name	Age	Position
James G. Barsoum, Ph.D.	51	Senior Vice President, Research
Jeremy G. Chadwick, Ph.D.	45	Senior Vice President, Program Management and Clinical Operations
Keith S. Ehrlich, C.P.A.	57	Vice President, Finance and Administration, Chief Financial Officer
Eric W. Jacobson, M.D.	51	Senior Vice President, Clinical Research and Regulatory Affairs, Chief Medical Officer
Keizo Koya, Ph.D.	50	Senior Vice President, Drug Development
Wendy E. Rieder, Esq.	40	Vice President, Intellectual Property and Legal Affairs, General Counsel

        James G. Barsoum, Ph.D. has served as our Senior Vice President, Research since October 2006. He served as our Vice President, Biology from February 2003 to September 2006. From February 1987 to February 2003, Dr. Barsoum held various leadership roles at Biogen, Inc., now Biogen Idec Inc., a publicly traded biopharmaceutical company, most recently as the Director of Molecular and Cellular Biology. From January 1984 to January 1987, Dr. Barsoum held research fellowships at Stanford University and the Whitehead Institute for Biomedical Research. Dr. Barsoum received a Ph.D. in Biology from the Massachusetts Institute of Technology.

        Jeremy G. Chadwick, Ph.D. has served as our Senior Vice President, Program Management and Clinical Operations since October 2006. He served as our Vice President, Program Management and Clinical Operations from May 2004 to September 2006. From January 2002 to May 2004, Dr. Chadwick served as Vice President, Development Operations at Vertex Pharmaceuticals, Inc., a publicly traded biopharmaceutical company. From December 1995 to September 1998, Dr. Chadwick held various positions at Parexel International, a publicly traded pharmaceutical services company, most recently as Vice President, U.S. Biostatistics and Data Management. From September 1985 to October 1995,

Dr. Chadwick held various positions at Glaxo Group Research, most recently as Senior Manager, Medical Data Sciences Division. From September 1998 to October 2001, Dr. Chadwick was the Chief Operating Officer at Foliage Software Systems, a privately held software development company. Dr. Chadwick obtained both his Masters and Ph.D. in statistics from the University of London, U.K.

        Keith S. Ehrlich, C.P.A. has served as our Chief Financial Officer since October 2006 and as our Vice President, Finance and Administration since March 2004. From November 2003 to February 2004, Mr. Ehrlich served as a financial consultant to us. From September 1999 to April 2003, Mr. Ehrlich was Vice President, Finance and Administration and Chief Financial Officer and Treasurer at Argentys Corporation, a private software development company. From January 1998 to July 1999, Mr. Ehrlich served as Senior Vice President, Finance and Administration, Chief Financial Officer and Treasurer of Dyax Corp., a publicly traded biopharmaceutical company. From October 1993 to January 1998, he served as Vice President, Finance and Administration and Chief Financial Officer and Treasurer of Oravax, Inc., a publicly traded biopharmaceutical company since acquired by Acambis plc. From May 1991 to October 1993, he served as Treasurer and Director of Finance of Vertex Pharmaceuticals, Inc., a publicly traded biopharmaceutical company. From January 1980 to April 1991, Mr. Ehrlich was an auditor with Coopers & Lybrand LLP. Mr. Ehrlich received his B.A. in Biology from Drew University and his M.B.A. in Finance and Accounting from Rutgers University.

        Eric W. Jacobson, M.D. has served as our Senior Vice President, Clinical Research and Regulatory Affairs since October 2006 and as our Chief Medical Officer since January 2006. He served as our Vice President, Medical Research from April 2005 to December 2005. From January 2002 until April 2005, Dr. Jacobson held positions of increasing responsibility at Millennium Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, most recently serving as Senior Director, Clinical Research and previously as Director, Clinical Research. From June 2000 until January 2002, Dr. Jacobson was the U.S. Medical Director, New Clinical Therapies for Serono Laboratories, Inc., a publicly traded biotechnology company. Dr. Jacobson was employed as an Academic Rheumatologist at the University of Massachusetts Medical Center from April 1991 until June 2000. From 1998 through 2000, he was also a consultant for the Center for Clinical and Lifestyle Research assisting with study design, data interpretation, report generation and journal publication. From July 1993 through June 1995, Dr. Jacobson was Adjunct Faculty at Northeastern University in their Physician Assistant Program, and previous to this Dr. Jacobson was a Rheumatologist at the North Carolina Arthritis and Allergy Care Center from July 1989 until April 1991. Dr. Jacobson received his B.S. at the University of Illinois at Champaign/Urbana and his M.D. at Rush Medical College of Rush University. Dr. Jacobson has had numerous academic appointments and has published over 25 abstracts, papers and book chapters.

        Keizo Koya, Ph.D. has served as our Senior Vice President, Drug Development since September 2002. From September 1997 to August 2002, Dr. Koya worked for Shionogi BioResearch Corp. as Vice President, Research and Development. From April 1995 to August 1997, Dr. Koya was the Director, Drug Discovery and Development at Fuji ImmunoPharmaceuticals Corp., now EMD Lexigen Research Center Corp., a biopharmaceutical company. From October 1990 to March 1995 he was employed by Fuji Photo Film Co., Ltd., a global imaging and information company, where he was most recently the Head of Pharmaceutical R&D, U.S. Representative Office. He earned his Ph.D. in organic chemistry at Kyushu University.

        Wendy E. Rieder, Esq. has served as our General Counsel since October 2006 and as our Vice President, Intellectual Property and Legal Affairs since December 2002. In August 1998, Ms. Rieder co-founded Microbiotix, Inc., a privately held biotechnology company developing small-molecule anti-infectives, and served as its Chief Operating Officer and Vice President, Business Development and Intellectual Property from January 2000 to December 2002. From August 1997 to December 1999, Ms. Rieder served as the Vice President, Business Development and Intellectual Property at LipoGenics, Inc., a subsidiary of a publicly traded biopharmaceutical company. Ms. Rieder was a patent attorney at Boehringer Ingelheim Pharmaceuticals, a U.S. affiliate of Boehringer Ingelheim GmbH, a global pharmaceutical company, from August 1995 to July 1997, and a patent agent at Fish & Neave LLP from January 1991 to July 1995. Ms. Rieder received an M.A. in organic chemistry from Columbia University and a J.D. from Fordham Law School.

COMPENSATION DISCUSSION AND ANALYSIS

        The primary objectives of the Compensation Committee of our Board of Directors with respect to executive compensation are to attract, retain, and motivate the best possible executive talent. The focus is to tie short and long-term cash and equity incentives to achievement of measurable corporate and individual performance objectives, and to align executives' incentives with stockholder value creation. To achieve these objectives, the Compensation Committee has maintained, and continues to develop, compensation plans that tie a substantial portion of executives' overall compensation to our research, clinical, regulatory, commercial, and operational performance.

        In 2007, the Compensation Committee, based on management's recommendation, engaged W.T. Haigh & Company, Inc., or W.T. Haigh, a compensation consulting firm with experience in evaluating public biopharmaceutical companies, to review all aspects of our executive compensation, including base salary, incentive compensation, bonuses, equity compensation, and severance and change in control arrangements. In connection with the engagement, we asked W.T. Haigh to help us collect and analyze data and to compare all components of our compensation program to the practices of the below listed peer companies, as well as data from companies represented in compensation survey data for national and regional companies in the biopharmaceutical industry, in particular data obtained from Radford Biotechnology Surveys, or the Radford Survey, prepared by AON Consulting, Inc. from companies with between 50 to 149 employees and companies with between 150 to 500 employees, which we use in certain instances to validate data from the peer companies. We, together with W.T. Haigh, developed the below list of peer companies in 2007 based on several characteristics, including their being publicly traded and operating in our industry with a similar market cap and reported research and development expenses, as well as being of comparable size, scientific focus, stage and geographic location to us. We intend to periodically review the companies included in this peer group and modify its composition as needed to ensure that the data we collect and analyze continues to be from what we consider to be our most comparable peers for compensation purposes.

•	Affymax, Inc.	•	Incyte Corporation
•	Alnylam Pharmaceuticals, Inc.	•	Indevus Pharmaceuticals Inc.
•	Altus Pharmaceuticals Inc.	•	Kosan Biosciences Incorporated
•	Ariad Pharmaceuticals, Inc.	•	Molecular Insight Pharmaceuticals, Inc.
•	ArQule, Inc.	•	Momenta Pharmaceuticals, Inc.
•	Array BioPharma Inc.	•	Neurogen Corporation
•	Coley Pharmaceutical Group, Inc.	•	Osiris Therapeutics, Inc.
	(acquired by Pfizer, Inc. in January 2008)	•	OXiGENE, Inc.
•	CombinatoRx Incorporated	•	Rigel Pharmaceuticals, Inc.
•	Cytokinetics, Inc.	•	Sunesis Pharmaceuticals, Inc.
•	Dyax Corp.	•	Telik, Inc.
•	Favrille, Inc.	•	Trubion Pharmaceuticals Inc.
•	Genomic Health, Inc.	•	ViaCell, Inc.
•	Idenix Pharmaceuticals, Inc.

        Based on the recommendations of W.T. Haigh, the Compensation Committee adopted certain changes to our compensation program in 2007, including changes to our cash bonus policy and equity award practices. With the exception of revisions to our cash bonus policy, which were approved by the Compensation Committee in July 2007 and reflected in the bonuses awarded in February 2008 for performance during 2007, and revisions to our guidelines for determining annual equity compensation, which were applied by the Compensation Committee in determining equity compensation in February 2008, these changes will be applied in determining all compensation for performance during fiscal year 2008. Prior to the adoption of these revised practices, management developed our compensation plans by utilizing publicly available compensation data and subscription compensation survey data for national and regional companies in the biopharmaceutical industry, in particular data obtained from the

Radford Survey. We believe that the practices of the companies represented in this data provided us with appropriate compensation benchmarks, because these companies have similar organizational structures and tend to compete with us for executives and other employees. For benchmarking executive compensation in 2007 and prior years, we reviewed the compensation data we had collected from the complete group of companies represented in the survey data, as well as a subset of the data from those companies that have a similar number of employees as our company.

        Based on management's analyses and recommendations, the Compensation Committee has approved a pay-for-performance compensation philosophy, which is intended to bring base salaries and total executive compensation in line with approximately the fiftieth percentile of the companies with a similar number of employees represented in the compensation data we review. We also consider specific compensation data from the peer companies noted above to ensure the competitiveness of the compensation packages we provide to our named executive officers and certain other key employees.

        We work within the framework of this pay-for-performance philosophy to determine each component of an executive's initial compensation package based on numerous factors, including:

  •
  the individual's particular background and circumstances, including training and prior relevant work experience;

  •
  the individual's role with us and the compensation paid to similar persons in the companies represented in the compensation data that we review;

  •
  the demand for individuals with the individual's specific expertise and experience at the time of hire;

  •
  performance goals and other expectations for the position;

  •
  comparison to other executives within our company having similar levels of expertise and experience; and

  •
  uniqueness of industry skills.

        The Compensation Committee has also implemented an annual performance management program, under which annual performance goals are determined and set forth in writing at the beginning of each calendar year for the corporation as a whole, each corporate department, and each individual employee. Annual corporate goals are proposed by management and approved by the Board of Directors at the outset of each fiscal year. These corporate goals target the achievement of specific research, clinical, regulatory, and operational milestones. The Chief Executive Officer's proposed goals are closely tied to the annual corporate goals and are approved by the Compensation Committee of the Board of Directors. Annual department and individual goals focus on contributions which facilitate the achievement of specific corporate goals and are set during the first quarter of each calendar year. Department goals are proposed by each department head and approved by the Chief Executive Officer. Individual goals are proposed by each employee and approved by his or her direct supervisor. The Chief Executive Officer approves the goals proposed by our other executive officers. Annual salary increases, annual bonuses, and annual stock option awards granted to our employees are tied to the achievement of the corporate and department goals, and each individual's contribution to the achievement of specific corporate goals.

        We may perform an interim assessment of the written goals to report progress against the previously established goals and to make any adjustments to the goals for the remainder of the year based on changing circumstances, as occurred in 2007 and further discussed below.

        During the first calendar quarter, we evaluate individual, department, and corporate performance against the written goals for the recently completed year. Consistent with our compensation philosophy, each employee's evaluation begins with a written self-assessment, which is submitted to the employee's supervisor. The supervisor then prepares a written evaluation based on the employee's self-assessment, the supervisor's own evaluation of the employee's performance, and input from others within the company. This process leads to a recommendation for annual employee salary increases, annual stock option awards, and bonuses, if any, which is then reviewed and approved by the Compensation Committee. In the case of the Chief Executive Officer, his self-assessment is submitted to the Compensation Committee who then conducts his individual performance evaluation and determines his compensation changes and awards. Our executive officers, other than the Chief Executive Officer, submit their self-assessments to the Chief Executive Officer, who performs the individual evaluations and submits recommendations to the Compensation Committee for salary increases, bonuses, and stock option awards. For all employees, including our executive officers, annual base salary increases, annual stock option awards, and annual bonuses, to the extent granted, are implemented during the first calendar quarter of the year.

Compensation Components

        The components of our compensation package are as follows:

  Base Salary

        Base salaries for our executives are established based on the scope of their responsibilities and their prior relevant background, training, and experience, taking into account competitive market compensation paid by the companies represented in the compensation data we review for similar positions and the overall market demand for such executives at the time of hire. As with total executive compensation, we believe that executive base salaries should generally target the fiftieth percentile of the range of salaries for executives in similar positions and with similar responsibilities in the companies of similar size to us represented in the compensation data we review. An executive's base salary is also evaluated together with other components of the executive's compensation to ensure that the executive's total compensation is in line with our overall compensation philosophy.

        Base salaries are reviewed annually as part of our performance management program and increased for merit reasons, based on the executive's success in meeting or exceeding individual performance objectives and an assessment of whether significant corporate goals were achieved. If necessary, we also realign base salaries with market levels for the same positions in the companies of similar size to us represented in the compensation data we review, if we identify significant market changes in our data analysis. Additionally, we adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive's role or responsibilities. There were no such adjustments made to the salaries of our named executive officers during 2007.

        In February 2007, the Compensation Committee approved base salary increases for our executives effective March 1, 2007, including increasing the base salary for each of our Chief Executive Officer and other named executive officers to the following:

Name	2007 Base Salary ($)
Safi R. Bahcall, Ph.D	355,000
Keith S. Ehrlich	230,000
James G. Barsoum, Ph.D	240,000
Eric W. Jacobson, M.D	280,000
Keizo Koya, Ph.D	270,000

        To align our executives' base salaries with market levels for the same positions in companies of similar size to us, base salaries for the Chief Executive Officer and the other named executive officers, except Dr. Jacobson, were increased by approximately 4-5%. Dr. Jacobson's base salary increase of approximately 8% was provided to recognize Dr. Jacobson's contributions in 2006 and align his base salary with the competitive market level for his position.

  Annual Bonus

        In July 2007, based in part on the recommendations of W.T. Haigh, the Compensation Committee approved the implementation of an expanded cash bonus program intended to increase the cash element of our annual compensation program in relation to stock based compensation to more closely track the compensation programs of the peer companies listed above and related compensation survey data. This expanded program established target percentages and includes eligibility for an annual performance-based cash bonus for all employees. The amount of cash available under the bonus plan is determined on an annual basis by the Compensation Committee and depends on the level of achievement of the stated corporate and department goals, and individual contribution to the achievement of specific corporate goals. Individual employees have a target cash bonus generally set as a percentage of base salary. Currently, employees are eligible for annual performance-based cash bonuses in amounts ranging from 5%-50% of their base salaries, with the percentage of the target bonus increasing with an employee's level of responsibility. The plan approved in 2007 provides for a 30% target bonus for Vice Presidents, 40% for Senior Vice Presidents and 50% for our Chief Executive Officer. These targets were developed based on the recommendations of W.T. Haigh and the Radford Survey data. In its discretion, the Compensation Committee may, however, award bonus payments above or below these amounts on a case-by-case basis.

        The following primary corporate, financial and operational goals for our 2007 fiscal year were approved by our Board of Directors in January 2007:

  •
  complete our initial public offering;

  •
  enter into a collaboration agreement for our lead drug candidate, elesclomol;

  •
  initiate Phase 3 clinical trial of elesclomol in metastatic melanoma; and

  •
  initiate an additional clinical trial of elesclomol.

        We completed our initial public offering in February 2007, entered into a collaborative development, commercialization and license agreement with GlaxoSmithKline, or GSK, for elesclomol in October 2007, and initiated a global, pivotal Phase 3 clinical trial of elesclomol in metastatic melanoma in the third quarter of 2007. As a result of entering our partnership with GSK for the joint development and commercialization of elesclomol, and following a strategic review of our programs against the allocation of our resources, the Board of Directors revised our 2007 goals to remove the initiation of an additional clinical trial of elesclomol as one our 2007 goals, and assessed compensation awards and adjustments in 2008 based on achievement of the remaining goals, all of which, as noted above, were fully achieved.

        In February 2008, the Compensation Committee approved our executives' cash bonus awards for 2007 performance, including the awards to our Chief Executive Officer and other named executive officers, which are set forth below in the Summary Compensation Table. Having achieved 100% of our goals for 2007, the Chief Executive Officer's cash bonus equaled 50% of his base salary (100% of his target bonus) and the other named officers were awarded cash bonus amounts equaling 30-40% of their respective base salaries (100% of their respective target bonuses). The Compensation Committee believes that these cash bonus awards were competitive with other public biotechnology companies of similar size to us and appropriately reflect the achievement of significant corporate goals in 2007 and the individual's own contributions to the achievement of certain of these goals.

  Long-Term Incentives

        We believe that long-term performance is achieved through an ownership culture that encourages long-term participation by our executive officers in equity-based awards. Our 2006 Stock Plan allows the grant to employees of stock options, restricted stock, and other equity-based awards. We typically make an initial equity award of stock options to new employees and annual equity grants as part of our overall compensation program. An option committee appointed by our Board of Directors is currently authorized to make new hire stock option grants to all employees, except for executive officers, within certain parameters, beyond which Compensation Committee approval is required. The option committee awards new hire stock option grants as of the employee's initial start date with an exercise price equal to the closing price of our common stock on the date of grant, in accordance with our 2006 Stock Plan. Annual grants of options to all of our employees and equity awards to our executive officers are approved by the Compensation Committee, the timing of which is consistent each year with a regularly scheduled meeting of the Compensation Committee and is not coordinated with the public release of nonpublic material information.

        Initial stock option awards.    Executives who join us are awarded initial stock option grants. These grants have an exercise price equal to the fair market value of our common stock on the grant date and a vesting schedule of 25% on the first anniversary of the date of hire and quarterly thereafter for the next three years. The amount of the initial stock option award is determined based on the executive's position with us and analysis of the competitive practices of the companies similar in size to us represented in the compensation data that we review. The initial stock option awards are calculated to have a total face value (calculated by multiplying the number of shares subject to the option by the exercise price thereof) equal to a percentage of the executive's base salary, and are intended to provide the executive with incentive to build value in the organization over an extended period of time. The amount of the initial stock option award is also reviewed in light of the executive's base salary and other compensation to ensure that the executive's total compensation is in line with our overall compensation philosophy. Currently, we grant our executives initial stock option awards with a total face value ranging from one and one half to two times the executive's base salary. However, we retain flexibility in awarding more stock options initially to newly hired executives, with the approval of the Compensation Committee.

        Restricted stock awards.    We have made grants of restricted stock to executive officers and certain high ranking non-executive employees to provide additional long-term incentive to build stockholder value. Restricted stock awards are made in anticipation of contributions that will create value in the company and are subject to a lapsing repurchase right by the company if the employee leaves prior to the date the shares are no longer restricted. Because the shares have a defined value at the time the restricted stock grants are made, restricted stock grants are often perceived as having more immediate value than stock options, which have a less calculable value when granted. However, we generally grant fewer shares of restricted stock than the number of stock options we would grant for a similar purpose. In 2004 and 2005, we awarded certain executive officers and senior non-executive employees restricted stock grants that were subject to a lapsing repurchase right as to the first 50% of the shares after two years and are subject to a lapsing repurchase right as to the remaining 50% of the shares after the earlier of four years or approval of an NDA with the FDA. The second vesting tranche of these restricted stock grants was structured in this way to recognize the significance of the approval of an NDA to us and to award the executive's role in achieving such a milestone. In December 2006, the Compensation Committee approved amendments to the restricted stock agreements under which shares vested in January 2007 to provide the ability to withhold from each executive the number of shares of common stock necessary in order to satisfy the statutory minimum tax withholding obligations incurred in January 2007 with respect to the vesting of the initial 50% of these particular awards. See "—Fiscal Year 2007 Equity Awards and Award Modifications—Amendment of Restricted Stock Agreements" below. The Compensation Committee approved these amendments to provide the executives with a method to satisfy the statutory minimum tax withholding obligations with respect to the vesting of shares at a time when no public market was expected to exist that would allow the executives to sell their vested shares to obtain the cash funds necessary to remit to Synta.

        Annual stock option awards.    Our practice is to make annual stock option awards as part of our overall performance management program. The Compensation Committee believes that stock options provide management with a strong link to long-term corporate performance and the creation of stockholder value. We intend that the annual aggregate value of these awards will be set near competitive median levels for companies represented in the compensation data we review. As is the case when the amounts of base salary and initial equity awards are determined, a review of all components of the executive's compensation is conducted when determining annual equity awards to ensure that an executive's total compensation conforms to our overall philosophy and objectives. A pool of options is reserved for executives and non-officers based on setting a target grant level for each employee category, with the higher ranked employees being eligible for a higher target grant. Our annual stock option awards are typically based on a target percentage of base salary and granted upon the achievement of performance goals. The target percentage of base salary used to determine annual stock option awards granted in February 2007 for performance during 2006 were 135% for Vice Presidents, 150% for Senior Vice Presidents, and 200% for the Chief Executive Officer.

        In July 2007, the Compensation Committee reaffirmed the practice of determining annual stock option awards based on a multiple of base salary and an evaluation of individual performance, including individual contribution to the achievement of specific corporate goals, and established and applied the following revised target amounts for our executive officers based in part on the recommendations of W.T. Haigh in granting annual stock option awards for 2007 performance: 126% for Vice Presidents, 156% for Senior Vice Presidents, and 380% for the Chief Executive Officer. These amounts, including the target amount for the Chief Executive Officer, were consistent with our philosophy of targeting total executive compensation in line with approximately the fiftieth percentile of the companies represented in the compensation data we review.

  Other Compensation

        We maintain broad-based benefits that are provided to all employees, including health insurance, life and disability insurance, dental insurance, and a 401(k) plan with a matching company contribution. In particular circumstances, we also utilize cash signing bonuses when certain executives and senior non-executives join us. Such cash signing bonuses are typically repayable in full to the company if the employee recipient voluntarily terminates employment with us prior to the first anniversary of the date of hire. Whether a signing bonus is paid and the amount thereof is determined on a case-by-case basis under the specific hiring circumstances. For example, we will consider paying signing bonuses to compensate for amounts forfeited by an executive upon terminating prior employment, to assist with relocation expenses, and/or to create additional incentive for an executive to join our company in a position where there is high market demand. We also provide our Chief Executive Officer with approximately 50% reimbursement for an apartment he leases in Massachusetts and reimburse him for commuting costs for travel from his residence in New York to our offices in Lexington, Massachusetts. Our Board of Directors and Compensation Committee believe that these payments facilitate the Chief Executive Officer's travel between Massachusetts and New York, where our Chief Executive Officer is required to conduct significant business activities on behalf of the company.

  Termination Based Compensation

        Severance.    Our employment agreement with our Chief Executive Officer provides severance of 24 months of base salary if his employment is terminated without cause. After reviewing the practices of companies represented in the compensation data we obtained, the Compensation Committee negotiated our Chief Executive Officer's severance package to provide him an amount equal to his base salary for the length of his non-competition arrangement with us. We believe that our Chief Executive Officer's severance package is generally in line with severance packages offered to chief executive officers of the companies of similar size to us represented in the compensation data we reviewed.

        As of December 31, 2007, and pursuant to our letter agreement with James Barsoum, Ph.D., our Senior Vice President, Research, in the event of a termination without cause, as defined in the letter agreement, Dr. Barsoum was entitled to a one-time severance payment on the date of termination equal to three months of base pay.

        As of December 31, 2007, we did not have severance arrangements in place with any of our other named executive officers, however, on April 28, 2008, we entered into severance and change of control agreements with each of our named executive officers, with the exception of our Chief Executive Officer, reflecting terms approved by the Compensation Committee.

        Acceleration of vesting of equity-based awards.    In the event of a change of control as defined in our 2001 Stock Plan and 2006 Stock Plan, certain provisions of these plans allow for acceleration of equity awards in case an employee is terminated for certain reasons after a change of control, which we refer to as "double trigger" acceleration. See "—Potential Payments Upon Termination or Change of Control—Change of Control Arrangements Under Our 2001 Stock Plan and 2006 Stock Plan" below for a detailed discussion of these provisions. We believe a "double trigger" requirement maximizes shareholder value because it prevents an unintended windfall to management in the event of a friendly (non-hostile) change of control. Under this structure, unvested equity awards under our 2001 Stock Plan and 2006 Stock Plan would continue to incentivize our executives to remain with the company after a friendly change of control. If, by contrast, our 2001 Stock Plan and 2006 Stock Plan had only a "single trigger," and if a friendly change of control occurred, management's equity awards would all vest immediately, creating a windfall, and the new owner would then likely find it necessary to replace the compensation with new unvested equity awards in order to retain management. This rationale is why we believe a "double-trigger" equity vesting acceleration mechanism is more stockholder-friendly, and thus more appropriate for our company, than a "single trigger" acceleration mechanism.

Conclusion

        Our compensation policies are designed to retain and motivate our senior executive officers and to ultimately reward them for outstanding individual and corporate performance.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table shows the compensation paid or accrued during the fiscal years ended December 31, 2006 and 2007 to (1) our President and Chief Executive Officer, (2) our Chief Financial Officer and (3) our three most highly compensated executive officers, other than our President and Chief Executive Officer and our Chief Financial Officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)		All Other Compensation ($)		Total ($)
Safi R. Bahcall, Ph.D. President and Chief Executive Officer	2007 2006	352,500 340,000	177,500 100,000	(3) (7)	274,995 343,256	(4) (8)	327,972 265,518	(5) (9)	80,453 38,610	(6) (10)	1,213,420 1,087,384
Keith S. Ehrlich, C.P.A. Vice President, Finance and Administration, Chief Financial Officer	2007 2006	228,334 215,334	69,000 44,000	(3) (7)	137,498 137,498	(11) (11)	137,406 113,377	(12) (14)	6,474 5,241	(13) (13)	578,712 515,450
James G. Barsoum, Ph.D. Senior Vice President, Research	2007 2006	238,333 228,334	96,000 46,000	(3) (7)	219,996 219,996	(11) (11)	159,459 129,365	(15) (16)	6,833 5,339	(13) (13)	720,621 629,034
Eric W. Jacobson, M.D. Senior Vice President, Clinical Research and Regulatory Affairs, Chief Medical Officer	2007 2006	276,667 249,166	112,000 65,000	(3) (7)	87,498 87,498	(11) (11)	208,645 163,024	(17) (18)	7,850 5,700	(13) (13)	692,660 570,388
Keizo Koya, Ph.D. Senior Vice President, Drug Development	2007 2006	268,334 258,334	108,000 52,000	(3) (7)	219,996 219,996	(11) (11)	171,542 136,581	(19) (20)	7,688 4,078	(13) (21)	775,560 670,989

(1)
See our discussion of "Stock-Based Compensation" under Note 2 and Note 6 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 for details as to the assumptions used to determine the fair value of the stock. See also our discussion of stock-based compensation under Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates" of our Annual Report on Form 10-K for the year ended December 31, 2007.

(2)
See our discussion of "Stock-Based Compensation" under Note 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 for details as to the assumptions used to determine the fair value of the option awards. Our executive officers will not realize the value of these awards in cash until these awards are exercised and the underlying shares are subsequently sold. See also our discussion of stock-based compensation under Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates" of our Annual Report on Form 10-K for the year ended December 31, 2007.

(3)
Represents a cash bonus for performance during the fiscal year ended December 31, 2007, which was paid in 2008.

(4)
Represents compensation expense incurred by us in fiscal year 2007 in connection with a grant of 50,000 shares of restricted common stock on December 21, 2004 to Dr. Bahcall.

(5)
Consists of $142,651, $122,450 and $62,871, representing the compensation expense incurred by us in fiscal year 2007 in connection with option grants to Dr. Bahcall to purchase 37,500 shares of common stock on February 15, 2005, 50,000 shares of common stock on February 15, 2006 and 46,000 shares of common stock on February 28, 2007, respectively.

(6)
Consists of $40,778 of rental payments for a company apartment for Dr. Bahcall's use, $21,874 as a tax reimbursement in connection with the rental payments, reimbursed moving expenses, commuting costs for Dr. Bahcall's travel from his home in New York to our offices in Lexington, Massachusetts, and matching contributions made under our 401(k) plan.

(7)
Represents a cash bonus for performance during the fiscal year ended December 31, 2006, which was paid in 2007.

(8)
Consists of $274,995 and $68,261, representing the compensation expense incurred by us in fiscal year 2006 in connection with grants to Dr. Bahcall of 50,000 shares of restricted common stock on December 21, 2004 and 4,875 shares of common stock on April 14, 2006.

(9)
Consists of $153,272 and $112,246, representing the compensation expense incurred by us in fiscal year 2006 in connection with option grants to Dr. Bahcall to purchase 37,500 shares of common stock on February 15, 2005 and 50,000 shares of common stock on February 15, 2006.

(10)
Consists of $28,474 of rental payments for a company apartment for Dr. Bahcall's use and $10,136 in commuting costs for Dr. Bahcall's travel from his home in New York to our offices in Lexington, Massachusetts.

(11)
Represents compensation expense incurred by us in each of fiscal years 2007 and 2006 in connection with grants of 25,000, 40,000, and 40,000 shares of restricted common stock on December 21, 2004 to Mr. Ehrlich, Dr. Barsoum, and Dr. Koya, respectively, and a grant of 25,000 shares of restricted common stock on December 12, 2005 to Dr. Jacobson.

(12)
Consists of $5,075, 51,068, $50,378 and $30,885, representing the compensation expense incurred by us in fiscal year 2007 in connection with option grants to Mr. Ehrlich to purchase 37,500 shares of common stock on May 27, 2004, 13,425 shares of common stock on February 15, 2005, 20,571 shares of common stock on February 15, 2006 and 22,000 shares of common stock on February 26, 2007, respectively.

(13)
Represents matching contributions made under our 401(k) plan.

(14)
Consists of $12,325, $54,871 and $46,181, representing the compensation expense incurred by us in fiscal year 2006 in connection with option grants to Mr. Ehrlich to purchase 37,500 shares of common stock granted on May 27, 2004, 13,425 shares of common stock on February 15, 2005 and 20,571 shares of common stock on February 15, 2006, respectively.

(15)
Consists of $1,353, $68,092, $57,725 and $32,289 representing the compensation expense incurred by us in fiscal year 2007 in connection with option grants to Dr. Barsoum to purchase 10,000 shares of common stock on May 27, 2004, 17,900 shares of common stock on February 15, 2005, 23,571 shares of common stock on February 15, 2006 and 23,000 shares of common stock on February 26, 2007, respectively.

(16)
Consists of $3,287, $73,162 and $52,916, representing the compensation expense incurred by us in fiscal year 2006 in connection with option grants to Dr. Barsoum to purchase 10,000 shares of common stock on May 27, 2004, 17,900 shares of common stock on February 15, 2005 and 23,571 shares of common stock on February 15, 2006, respectively.

(17)
Consists of $95,125, $67,894 and $45,626, representing the compensation expense incurred by us in fiscal year 2007 in connection with option grants to Dr. Jacobson to purchase 25,000 shares of common stock on April 11, 2005, 27,723 shares of common stock on February 15, 2006 and 32,500 shares of common stock on February 26, 2007, respectively.

(18)
Consists of $100,788 and $62,236, representing the compensation expense incurred by us in fiscal year 2006 in connection with option grants to Dr. Jacobson to purchase 25,000 shares of common stock on April 11, 2005 and 27,723 shares of common stock on February 15, 2006, respectively.

(19)
Consists of $1,353, $68,092, $65,596 and $36,501, representing the compensation expense incurred by us in fiscal year 2007 in connection with option grants to Dr. Koya to purchase 10,000 shares of common stock May 27, 2004, 17,900 shares of common stock on February 15, 2005, 26,785 shares of common stock on February 15, 2006 and 26,000 shares of common stock on February 26, 2007, respectively.

(20)
Consists of $3,287, $73,162 and $60,132, representing the compensation expense incurred by us in fiscal year 2006 in connection with option grants to Dr. Koya to purchase 10,000 shares of common stock May 27, 2004, 17,900 shares of common stock on February 15, 2005 and 26,785 shares of common stock on February 15, 2006, respectively.

(21)
Consists of $2,792 in lease payments for an automobile for Dr. Koya's use, which expired in 2006, and $1,286 in matching contributions made under our 401(k) plan.

2007 Grants of Plan-Based Awards

        The following table shows information regarding grants of equity awards that we made during the fiscal year ended December 31, 2007 to each of the executive officers named in the Summary Compensation Table.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1)
Safi R. Bahcall, Ph.D. President and Chief Executive Officer	2/28/07	46,000	8.53	$274,344
Keith S. Ehrlich, C.P.A. Vice President, Finance and Administration, Chief Financial Officer	2/26/07	22,000	8.75	$134,772
James G. Barsoum, Ph.D. Senior Vice President, Research	2/26/07	23,000	8.75	$140,898
Eric W. Jacobson, M.D. Senior Vice President, Clinical Research and Regulatory Affairs, Chief Medical Officer	2/26/07	32,500	8.75	$199,095
Keizo Koya, Ph.D. Senior Vice President, Drug Development	2/26/07	26,000	8.75	$159,276

(1)
See our discussion of "Stock-Based Compensation" under Note 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 for details as to the assumptions used to determine the fair value of the option awards. Our executive officers will not realize the value of these awards in cash until these awards are exercised and the underlying shares are subsequently sold. See also our discussion of stock-based compensation under Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates" of our Annual Report on Form 10-K for the year ended December 31, 2007.

        The terms of each executive officer's compensation are derived from our employment agreement, in the case of Dr. Bahcall, and our letter agreements, in the case of our other executive officers, entered into between us and them and annual performance reviews conducted by the Compensation Committee, in the case of Dr. Bahcall, and by Dr. Bahcall for the other executive officers. Annual base salary increases, annual stock option awards and cash bonuses, if any, for Dr. Bahcall are determined by the Compensation Committee. Dr. Bahcall recommends annual base salary increases, annual stock option awards and cash bonuses, if any, for the other executive officers, which are reviewed and approved by the Compensation Committee.

  Employment Agreement with Dr. Safi Bahcall

        Pursuant to a letter agreement effective as of April 18, 2005 between us and Dr. Bahcall, we agreed to employ Dr. Bahcall as our President and Chief Executive Officer on an at-will basis. We also agreed that so long as Dr. Bahcall continues to serve as our President and Chief Executive Officer, he will be nominated by the Board of Directors for election as a director at each annual meeting preceding which his term as director expires. Under this agreement, Dr. Bahcall's current annual base salary is $385,000, which reflects an 8.5% increase from his 2007 base salary approved by the Compensation Committee in February 2008, and is subject to adjustment from time to time at the discretion of the Board of Directors or the Compensation Committee. Dr. Bahcall is also eligible to receive annual grants of stock options under our stock plans at the discretion of the Board of Directors or the Compensation Committee and, under our bonus policy, he is eligible to receive an annual performance-based cash bonus of up to 50% of his base salary, 100% of which was awarded in February 2008 for performance during 2007. Pursuant to the terms of this agreement, we may apply for and purchase key person life insurance on Dr. Bahcall in an amount determined by Synta and with Synta as the beneficiary and one or more other policies of insurance insuring Dr. Bahcall's life. To date, we have not purchased any life insurance on Dr. Bahcall. As a condition of employment, Dr. Bahcall has entered into a non-competition/non-solicitation agreement pursuant to which he has agreed not to compete with Synta or to solicit customers or employees of Synta for a period of 24 months after the termination of his employment.

  Offer Letters

        We do not have formal employment agreements with any of our other executive officers named in the Summary Compensation Table, however certain elements of the executive officers' compensation and other employment arrangements are set forth in letter agreements that we executed with each of them at the time their employment with us commenced. The letter agreements provide, among other things, the executive officer's initial annual base salary and initial stock option award. Each letter agreement provides that the executive officer's employment with us is on an at-will basis. As a condition to their employment, each executive officer has entered into a non-competition/non-solicitation agreement pursuant to which each officer has agreed not to compete with Synta or to solicit customers or employees of Synta for a period of 12 months after the termination of employment. These letter agreements are further described below. Since the date of the letter agreements, the compensation paid to each of these executive officers has been increased and additional equity awards have been awarded. In addition, under our bonus policy, each executive officer is eligible to receive an annual performance-based cash bonus up to a certain percentage of such officer's base salary, as noted below, which may be increased or decreased in the discretion of the Compensation Committee.

        Keith S. Ehrlich, C.P.A.    Pursuant to a letter agreement dated February 19, 2004 between us and Mr. Ehrlich, we agreed to employ Mr. Ehrlich as Vice President, Finance and Administration, beginning on March 1, 2004. In October 2006, Mr. Ehrlich began serving as our Chief Financial Officer. Mr. Ehrlich's annual base salary is currently $245,000, which reflects a 6.5% increase from his 2007 base salary approved by the Compensation Committee in February 2008. Under our bonus policy, Mr. Ehrlich is eligible to receive an annual performance-based cash bonus of up to 30% of his base salary, 100% of which was awarded in February 2008 for performance during 2007.

        James G. Barsoum, Ph.D.    Pursuant to a letter agreement dated January 22, 2003 between us and Dr. Barsoum, we agreed to employ Dr. Barsoum as Vice President, Biology, beginning on February 26, 2003. In October 2006, Dr. Barsoum began serving as our Senior Vice President, Research. Dr. Barsoum's annual base salary is currently $275,000, which reflects a 14.6% increase from his 2007 base salary approved by the Compensation Committee in February 2008. Under our bonus policy, Dr. Barsoum is eligible to receive an annual performance-based cash bonus of up to 40% of his base salary, 100% of which was awarded in February 2008 for performance during 2007.

        Eric W. Jacobson, M.D.    Pursuant to a letter agreement dated March 23, 2005 between us and Dr. Jacobson, we agreed to employ Dr. Jacobson as Vice President, Medical Research, beginning on April 11, 2005. In connection with the execution of the letter agreement, we paid Dr. Jacobson a lump sum bonus of $25,000. Since January 2006, Dr. Jacobson has served as our Chief Medical Officer and since October 2006, as our Senior Vice President, Clinical Research and Regulatory Affairs. Dr. Jacobson's annual base salary is currently $302,000, which reflects a 7.9% increase from his 2007 base salary approved by the Compensation Committee in February 2008. Under our bonus policy, Dr. Jacobson is eligible to receive an annual performance-based cash bonus of up to 40% of his base salary, 100% of which was awarded in February 2008 for performance during 2007.

        Keizo Koya, Ph.D.    Pursuant to a letter agreement dated October 1, 2002 between us and Dr. Koya, we agreed to employ Dr. Koya as Senior Vice President of Drug Development, beginning on October 1, 2002. Dr. Koya's annual base salary is currently $286,000, which reflects a 5.9% increase from his 2007 base salary approved by the Compensation Committee in February 2008. Under our bonus policy, Dr. Koya is eligible to receive an annual performance-based cash bonus of up to 40% of his base salary, 100% of which was awarded in February 2008 for performance during 2007.

        For a description and quantification of benefits payable to the executive officers named in our Summary Compensation Table in connection with a termination of employment or a change of control, see "—Potential Payments Upon Termination or Change of Control".

  Fiscal Year 2007 Equity Awards and Award Modifications

        Annual Stock Option Grants.    On February 26, 2007 and February 28, 2007, the Board of Directors awarded our executive officers and our President and Chief Executive Officer, respectively, the option awards set forth in the 2007 Grants of Plan-Based Awards table as part of the annual option award grants to all of our officers and employees. All of these stock options were issued under our 2006 Stock Plan and were granted with an exercise price per share equal to the fair market value of our common stock on the date of grant, which, in accordance with our 2006 Stock Plan, is the closing price of our common stock on the date of grant as reported by The Nasdaq Global Market. Subject to the terms of the 2006 Stock Plan and the option agreements issued in connection with these grants, all of these options vest as to 25% of the shares on the first anniversary of the grant date and as to an additional 6.25% of the shares on the last day of each successive three-month period thereafter. Stock option awards under our 2006 Stock Plan may vest in full upon a termination within six months following a change of control as discussed below under "—Change of Control Arrangements Under Our 2001 Stock Plan and 2006 Stock Plan."

        Amendment of Restricted Stock Agreements.    In December 2004, we granted shares of restricted stock to certain of our executive officers, including Drs. Bahcall, Barsoum, and Koya, and Mr. Ehrlich under our 2001 Stock Plan and pursuant to restricted stock agreements executed in connection therewith. Pursuant to the terms of the restricted stock agreements, 50% of the shares subject to each grant vested on January 4, 2007. In December 2006, our Compensation Committee approved amendments to these restricted stock agreements, pursuant to which we, as permitted by the 2001 Stock Plan, withheld from each officer the number of shares of common stock as was necessary in order to satisfy our statutory minimum tax withholding obligations that were incurred on January 4, 2007 with respect to each officer in connection with the vesting of the shares.

Outstanding Equity Awards at 2007 Fiscal Year-End

        The following table shows grants of stock options and grants of unvested stock awards outstanding on December 31, 2007, the last day of our fiscal year, to each of the executive officers named in the Summary Compensation Table.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Safi R. Bahcall, Ph.D. President and Chief Executive Officer	— 28,125 25,000 —		— 9,375 25,000 46,000	(3) (5) (6)	— 14.00 14.00 8.53	(4)	— 2/15/15 2/15/16 2/28/17	25,000 — — —	(2)	167,500 — — —
Keith S. Ehrlich, C.P.A. Vice President, Finance and Administration, Chief Financial Officer	37,500 — 10,068 10,285 —	(7)	— 3,357 10,286 22,000	(3) (5) (10)	14.00 — 14.00 14.00 8.75	(8) (4)	5/27/14 — 2/15/15 2/15/16 2/26/17	— 12,500 — — —	(9)	— 83,750 — — —
James G. Barsoum, Ph.D. Senior Vice President, Research	75,000 10,000 — 13,425 11,785 —	(11) (12)	— — — 4,475 11,786 23,000	(3) (5) (10)	10.843 14.00 — 14.00 14.00 8.75	(8) (4)	4/3/13 5/27/14 — 2/15/15 2/15/16 2/26/17	— — 20,000 — — —	(13)	— — 134,000 — — —
Eric W. Jacobson, M.D. Senior Vice President, Clinical Research and Regulatory Affairs, Chief Medical Officer	17,187 — 13,861 —		7,813 — 13,862 32,500	(14) (5) (10)	14.00 — 14.00 8.75	(4)	4/11/15 — 2/15/16 2/26/17	— 25,000 — —	(15)	— 167,500 — —
Keizo Koya, Ph.D. Senior Vice President, Drug Development	125,000 50,000 10,000 — 13,425 13,392 —	(16) (17) (12)	— — — — 4,475 13,393 26,000	(3) (5) (10)	10.843 10.843 14.00 — 14.00 14.00 8.75	(8) (4)	12/13/12 6/17/13 5/27/14 — 2/15/15 2/15/16 2/26/17	— — — 20,000 — — —	(13)	— — — 134,000 — — —

(1)
The market value of the stock awards was determined by multiplying the number of shares times $6.70, the closing price of our common stock on The Nasdaq Global Market on December 31, 2007, the last day of our fiscal year.

(2)
Represents a restricted stock grant for 50,000 shares, 25,000 shares of which vested on January 4, 2007 and the remaining 25,000 of which will vest on January 4, 2009, provided that, if prior to January 4, 2009 we receive approval of an NDA, the 25,000 shares vesting on January 4, 2009 will vest at the time such approval is received.

(3)
The option vested as to 25% of the shares on February 15, 2006 and as to an additional 6.25% of the shares on the last day of each calendar quarter thereafter.

(4)
These options were originally granted at an exercise price of $22.00 per share and were repriced effective March 1, 2006 to $14.00 per share.

(5)
The option vested as to 25% of the shares on February 15, 2007 and as to an additional 6.25% of the shares on the last day of each calendar quarter thereafter.

(6)
The option vested as to 25% of the shares on February 28, 2008 and vests as to an additional 6.25% of the shares on the last day of each successive three-month period thereafter.

(7)
The option vested as to 10,938 of the shares on March 1, 2005 and as to an additional 2,213 shares on the last day of each calendar quarter thereafter.

(8)
These options were originally granted at an exercise price of $16.00 per share and were repriced effective March 1, 2006 to $14.00 per share.

(9)
Represents a restricted stock grant for 25,000 shares, 12,500 shares of which vested on January 4, 2007 and the remaining 12,500 of which will vest on January 4, 2009, provided that, if prior to January 4, 2009 we receive approval of an NDA, the 12,500 shares vesting on January 4, 2009 will vest at the time such approval is received.

(10)
The option vested as to 25% of the shares on February 26, 2008 and vests as to an additional 6.25% of the shares on the last day of each successive three-month period thereafter.

(11)
The option vested as to 25% of the shares on April 3, 2004 and as to an additional 6.25% of the shares on the last day of each calendar quarter thereafter.

(12)
The option vested as to 25% of the shares on March 1, 2005 and as to an additional 6.25% of the shares on the last day of each calendar quarter thereafter.

(13)
Represents a restricted stock grant for 40,000 shares, 20,000 shares of which vested on January 4, 2007 and the remaining 20,000 of which will vest on January 4, 2009, provided that, if prior to January 4, 2009 we receive approval of an NDA, the 20,000 shares vesting on January 4, 2009 will vest at the time such approval is received.

(14)
The option vested as to 25% of the shares on April 11, 2006 and as to an additional 6.25% of the shares on the last day of each calendar quarter thereafter.

(15)
Represents a restricted stock grant for 25,000 shares, 12,500 shares of which vested on January 4, 2008 and the remaining 12,500 of which will vest on January 4, 2010, provided that, if prior to January 4, 2010 we receive approval of an NDA, the 12,500 shares vesting on January 4, 2010 will vest at the time such approval is received.

(16)
The option vested as to 37,500 shares on October 1, 2002 and as to an additional 6.25% of the shares on the last day of each calendar quarter thereafter.

(17)
The option vested as to 25% of the shares on April 1, 2004 and as to an additional 6.25% of the shares on the last day of each calendar quarter thereafter.

2007 Option Exercises and Stock Vested

        The following table shows information regarding the vesting of stock awards held by each executive officer named in the Summary Compensation Table during the fiscal year ended December 31, 2007. There were no exercises of options to purchase our common stock by the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2007.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)(1)
Safi R. Bahcall, Ph.D. President and Chief Executive Officer	25,000		62,500
Keith S. Ehrlich, C.P.A. Vice President, Finance and Administration, Chief Financial Officer	12,500	(2)	31,250
James G. Barsoum, Ph.D Senior Vice President, Research	20,000		50,000
Eric W. Jacobson, M.D. Senior Vice President, Clinical Research and Regulatory Affairs, Chief Medical Officer	—		—
Keizo Koya, Ph.D. Senior Vice President, Drug Development	20,000	(3)	50,000

(1)
All shares vested on January 4, 2007. The value realized is calculated by multiplying the number of vested shares times $2.50, the fair market value of our common stock on January 4, 2007.

(2)
Of these 12,500 shares, 4,574 were withheld to satisfy tax withholding obligations.

(3)
Of these 20,000 shares, 6,955 were withheld to satisfy tax withholding obligations.

Pension Benefits

        We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

        We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Potential Payments Upon Termination or Change of Control

        We have entered into certain agreements and maintain certain plans that may require us to make certain payments and/or provide certain benefits to the executive officers named in the Summary Compensation Table in the event of a termination of employment or a change of control. The following tables summarize the potential payments to each named executive officer assuming that one of the following events occurs. The tables assume that the event occurred on December 31, 2007, the last day of our fiscal year. We have assumed a price per share of our common stock of $6.70 per share, the closing price of our common stock on The Nasdaq Global Market on December 31, 2007.

  Termination of Employment and Change of Control Arrangements

        Change of Control Arrangements Under Our 2001 Stock Plan and 2006 Stock Plan.    Under our 2001 Stock Plan and 2006 Stock Plan, in the event of a termination of our outstanding options in connection with a corporate transaction, where outstanding options are not assumed or substituted, all outstanding options shall become fully exercisable immediately prior to their termination. In addition, in the event of a change of control, as defined below, where outstanding options are assumed or substituted or in the event of a change of control that does not constitute a corporate transaction under our 2001 Stock Plan or 2006 Stock Plan, all outstanding options will become immediately exercisable in full and all rights of repurchase with respect to outstanding stock grants shall terminate if on or prior to the date that is six months after the date of the change of control event (i) a participant's service with us or our succeeding corporation is terminated by us or the succeeding corporation without cause, as defined below; (ii) a participant terminates his or her service with us as a result of being required to change the principal location where he or she renders services to a location more than 50 miles from his or her location of service immediately prior to the change of control event; or (iii) the participant terminates his or her service after there occurs a material adverse change in a participant's duties, authority or responsibilities which cause such participant's position with us to become of significantly less responsibility or authority than such participant's position was immediately prior to the change of control. Our 2006 Stock Plan allows the Board of Directors to make appropriate adjustments for other stock-based awards.

        Under our 2001 Stock Plan and 2006 Stock Plan, a "change of control" means the occurrence of any of the following events:

  (i)
  Any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "Beneficial Owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of our securities representing 50% or more of the total voting power represented by our then outstanding voting securities (excluding for this purpose any such voting securities held by us or our affiliates or by any of our employee benefit plans) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or

  (ii)
  (A) A merger or consolidation of us whether or not approved by the Board of Directors, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by our voting securities or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; (B) or our stockholders approve an agreement for the sale or disposition by us of all or substantially all of our assets; or

  (iii)
  A change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" is defined as directors who either (A) are directors as of January 11, 2005 under our 2001 Stock Plan, or as of March 15, 2006 under our 2006 Stock Plan, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors).

        Under our 2001 Stock Plan and 2006 Stock Plan, "cause" includes (and is not limited to) dishonesty with respect to us or any affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to our business or any affiliate. Under our 2006 Stock Plan, "cause" also includes a breach by a participant of any provision of any employment, consulting, advisory, nondisclosure, inventions assignment, non-competition or similar agreement between the plan participant and us. "Cause" is not limited to events which have occurred prior to a participant's termination of service, nor is it necessary that the finding of "cause" occur prior to termination. If it is determined, subsequent to a participant's termination of service but prior to the exercise of an option, that either prior or subsequent to the participant's termination the participant engaged in conduct which would constitute "cause", then the right to exercise any option is forfeited. Any definition in an agreement between the participant and us or an affiliate, which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination, will supersede this definition with respect to such participant.

        The tables below reflect the acceleration of unvested options and the lapsing of repurchase rights for unvested shares of restricted common stock outstanding as of December 31, 2007.

  Dr. Safi Bahcall, President and Chief Executive Officer

Executive Benefits and Payments Upon Termination	Termination in Connection with a Change of Control	Involuntary Not for Cause Termination
Base Salary	$710,000	$710,000
Acceleration of Vesting of Equity	100%	0%
Number of Stock Options and Value upon Termination(1)	80,375 shares $0	— —
Number of Shares of Vested Stock Received and Value upon Termination(1)	25,000 shares $167,500	— —
Total:	$877,500	$710,000

(1)
Value upon termination is calculated using a value for our common stock of $6.70 per share, the closing price of our common stock on The Nasdaq Global Market on December 31, 2007. All unvested options had an exercise price greater than $6.70 per share.

        Pursuant to our employment agreement with Dr. Bahcall, in the event of termination without cause, Dr. Bahcall is entitled to continue to receive his then-current base salary for a period of 24 months. As a condition to the receipt of the aforementioned severance payments, Dr. Bahcall will be required to execute and deliver a written release of Synta from any and all claims arising in connection with his employment. Dr. Bahcall has also entered into a non-competition/non-solicitation agreement pursuant to which he has agreed not to compete with Synta or to solicit customers or employees of Synta for a period of 24 months after the termination of his employment.

        Pursuant to the terms of the employment agreement, a termination of Dr. Bahcall "without cause" includes, but is not limited to, Dr. Bahcall's resignation following a significant and material diminution in title, salary, duties or responsibilities by us. The preceding sentence notwithstanding, "cause" includes (but is not limited to): (i) any substantial malfeasance or non-feasance of duty, (ii) any material breach by Dr. Bahcall of any of the terms of the Confidential Information Agreement and Non-Competition Agreement between him and us, (iii) any attempt by Dr. Bahcall to secure any improper personal profit in connection with our business or any of our affiliates, (iv) Dr. Bahcall's conviction, or the entry of a pleading of guilty or nolo contendre to, any crime involving moral turpitude or any felony, or (v) any conduct substantially injurious or prejudicial to our business or that of our affiliates.

  Our Other Named Executive Officers

        Payments for Termination in Connection with a Change of Control Under Our 2001 Stock Plan and 2006 Stock Plan.    Pursuant to our 2001 Stock Plan and 2006 Stock Plan, the other executive officers named in the Summary Compensation Table would receive the following in the event of a termination in connection with a change of control, as defined above:

	Keith S. Ehrlich, C.P.A.	James G. Barsoum, Ph.D.	Eric W. Jacobson, M.D.	Keizo Koya, Ph.D.
Acceleration of Vesting of Equity:	100%	100%	100%	100%
Number of Stock Options and Value upon Termination(1)	35,643 shares $0	39,261 shares $0	54,175 shares $0	43,868 shares $0
Number of Shares of Vested Stock Received and Value upon Termination(1)	12,500 shares $83,750	20,000 shares $134,000	25,000 shares $167,500	20,000 shares $134,000
Total:	$83,750	$134,000	$167,500	$134,000

(1)
Value upon termination is calculated using a value for our common stock of $6.70 per share, the closing price of our common stock on The Nasdaq Global Market on December 31, 2007. All unvested options had an exercise price greater than $6.70 per share.

        Payment to Dr. Barsoum for Termination Without Cause.    As of December 31, 2007 and pursuant to our letter agreement with Dr. Barsoum, in the event of a termination without cause, Dr. Barsoum was entitled to a one-time severance payment on the date of termination equal to three months of base pay, which as of December 31, 2007, equaled $60,000. Pursuant to the terms of our letter agreement with Dr. Barsoum, "cause" means (i) an act of dishonesty demonstrating lack of integrity or moral turpitude, (ii) willful or persistent inattention to the services and duties required in connection with his employment, including failure to comply with all applicable laws and regulations after notice and failure to cure within 30 days or (iii) conviction of any felonious criminal act.

Director Compensation

        The following table sets forth a summary of the compensation earned by our directors and/or paid to certain of our directors pursuant to certain agreements we have with them in 2007, other than Dr. Bahcall:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		Option Awards ($)(2)		All Other Compensation ($)		Total ($)
Keith R. Gollust(3)	20,000	(4)	40,000	(5)	0	(6)	—		60,000
Lan Bo Chen, Ph.D.(7)	—		—		—		250,000	(8)	250,000
Judah Folkman, M.D.(8)	—		40,000	(5)	57,030	(10)	—		97,030
Bruce Kovner(11)	30,000	(12)	20,000	(13)	—		—		50,000
William S. Reardon, C.P.A.(14)	45,000	(15)	10,000	(16)	1,230	(17)	—		56,230
Robert N. Wilson(18)	20,000	(4)	40,000	(5)	—		—		60,000

(1)
See our discussion of "Stock-Based Compensation" under Note 2 and Note 6 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 for details as to the assumptions used to determine the fair value of the stock awards. See also our discussion of stock-based compensation under Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates" in our Annual Report on Form 10-K for the year ended December 31, 2007.

(2)
See our discussion of "Stock-Based Compensation" under Note 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 for details as to the assumptions used to determine the fair value of the option awards. Our non-employee directors will not realize the value of these awards in cash until these awards are exercised and the underlying shares are subsequently sold. See also our discussion of stock-based compensation under Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates" in our Annual Report on Form 10-K for the year ended December 31, 2007

(3)
As of December 31, 2007, the last day of our fiscal year, there were outstanding 10,403 shares of common stock, 2,410 of which were restricted, and options for the purchase of 200,000 shares of common stock, all of which are vested, issued to Mr. Gollust as director compensation.

(4)
Represents fees paid for committee service during the fiscal year ended December 31, 2007.

(5)
Consists of $20,000 and $20,000, representing the compensation expense incurred by us in fiscal year 2007 in connection with issuances of 2,857 shares of restricted common stock on November 17, 2006 as the elected form of payment for board service from July 1, 2006 through June 30, 2007, all of which are vested, and 4,819 shares of restricted common stock on June 30, 2007 as the elected form of payment for board service from July 1, 2007 through June 30, 2008, 50% of which were vested as of December 31, 2007, and the remainder of which are subject to our repurchase right, which, with respect to Messrs. Gollust and Wilson, lapsed as to 25% of the shares on March 31, 2008, and lapses as to the remaining 25% of the shares on June 30, 2008. Dr. Folkman passed away on January 14, 2008. Pursuant to terms of the restricted stock agreement governing this grant, vesting of the shares granted to Dr. Folkman continued until his date of death, at which time vesting ceased. Each non-employee director paid $.0001 per share, the par value of our common stock. The grant date fair value of the restricted stock award on June 30, 2007 was $40,000. The number of shares issued was calculated by dividing $40,000 by the fair value of our common stock of $8.30 per share as of June 29, 2007.

(6)
On May 27, 2004, we granted Mr. Gollust an option to purchase 75,000 shares of common stock at an exercise price of $10.843 per share, which was below the then present fair market value of $16.00 per share. In December 2007, in order to make the option compliant with Section 409A of the Internal Revenue Code of 1986, as amended, the option agreement was amended to increase the exercise price with respect to 28,125 of the shares issuable thereunder to $16.00 per share. We did not recognize any expense in accordance with SFAS 123R in connection with this amendment. In February 2008, this option was terminated prior to the exercise and issuance of any shares thereunder. On February 27, 2008, Mr. Gollust was granted a fully vested option to purchase 75,000 shares of common stock under our 2006 Stock Plan at an exercise price of $10.843 per share, which exceeded the fair market value on the date of grant of $8.82, as determined under our 2006 Stock Plan.

(7)
As of December 31, 2007, the last day of our fiscal year, we have not granted Dr. Chen any stock or option awards.

(8)
Consists of $150,000 in fees paid in 2007 for consulting services pursuant to our consulting agreement with Dr. Chen and $100,000 in payments remitted in 2007 pursuant to our agreement and release with Dr. Chen, both of which agreements are further described below.

(9)
Dr. Folkman passed away on January 14, 2008. As of December 31, 2007, the last day of our fiscal year, there were outstanding 7,676 shares of common stock, 2,410 of which were restricted, and options for the purchase of 40,000 shares of common stock, 5,625 of which were unvested, issued to Dr. Folkman as director compensation. Dr. Folkman transferred all right, title and interest in these options to Children's Medical Center Corporation pursuant to stock option transfer agreements in which Children's Medical Center Corporation has agreed to be subject to all of the conditions and restrictions under the options.

(10)
Represents the compensation expense incurred by us in fiscal year 2007 in connection with an option grant to Dr. Folkman to purchase 15,000 shares of common stock on September 15, 2005. On October 17, 2005, Dr. Folkman transferred all right, title and interest in these options to Children's Medical Center Corporation pursuant to a stock option transfer agreement in which Children's Medical Center Corporation has agreed to be subject to all of the conditions and restrictions under the options.

(11)
As of December 31, 2007, the last day of our fiscal year, there were outstanding 5,584 shares of common stock, none of which were restricted, and options for the purchase of 54,687 shares of common stock, all of which were vested, issued to Mr. Kovner as director compensation.

(12)
Represents $10,000 in fees paid for committee service during the fiscal year ended December 31, 2007 and $20,000 as the elected form of payment for board service from July 1, 2007 through June 30, 2008.

(13)
Represents the compensation expense incurred by us in fiscal year 2007 in connection with an issuance of 2,857 shares of restricted common stock on November 17, 2006 as the elected form of payment for board service from July 1, 2006 through June 30, 2007, all of which are vested.

(14)
As of December 31, 2007, the last day of our fiscal year, there were outstanding 2,826 shares of common stock, 602 of which were restricted, and options for the purchase of 15,000 shares of common stock, 2,813 of which were unvested, issued to Mr. Reardon as director compensation.

(15)
Represents $15,000 in fees paid for committee service during the fiscal year ended December 31, 2007 and $30,000 as the elected form of payment for board service from July 1, 2006 through June 30, 2008.

(16)
Consists of $5,000 and $5,000, representing the compensation expense incurred by us in fiscal year 2007 in connection with issuances of 714 shares of restricted common stock on November 17, 2006 as the elected form of payment for board service from July 1, 2006 through June 30, 2007, all of which are vested, and 1,204 shares of restricted common stock on June 29, 2007 as the elected form of payment for board service from July 1, 2007 through June 30, 2008, 50% of which were vested as of December 31, 2007, and the remainder of which are subject to our repurchase right, which lapsed as to 25% of the shares on March 31, 2008, and lapses as to the remaining 25% of the shares on June 30, 2008. Mr. Reardon paid $.0001 per share, the par value of our common stock. The grant date fair value of the restricted stock award on June 30, 2007 was $10,000. The number of shares issued was calculated by dividing $10,000 by the fair value of our common stock of $8.30 per share as of June 29, 2007.

(17)
Represents the compensation expense incurred by us in fiscal year 2007 in connection with an option grant to Mr. Reardon to purchase 15,000 shares of common stock on August 25, 2004.

(18)
As of December 31, 2007, the last day of our fiscal year, there were outstanding 10,403 shares of common stock, 2,410 of which were restricted, and options for the purchase of 62,500 shares of common stock, all of which were vested, issued to Mr. Wilson as director compensation.

  Director Compensation Policy

        We reimburse each member of our Board of Directors who is not an employee for reasonable travel and other expenses in connection with attending meetings of the Board of Directors.

        In January 2005, our Board of Directors approved our Director Compensation Policy, which was amended and restated in January 2007. Pursuant to this policy, each non-employee director receives an option to purchase 15,000 shares of our common stock upon his or her initial appointment to our Board of Directors. These options vest as to 25% of such grant on the first anniversary of the grant date and as to an additional 6.25% of such grant on the last day of each successive three-month period thereafter, subject to the non-employee director's continued service as a director. However, in the event of termination of service of a non-employee director, such option will vest to the extent of a pro rata portion through the non-employee director's last day of service based on the number of days accrued in the applicable period prior to his or her termination of service. Each non-employee director stock option will terminate on the earlier of ten years from the date of grant and three months after the recipient ceases to serve as a director, except in the case of death or disability, in which event the option will terminate one year from the date of the director's death or disability. The exercise price of these options is equal to the fair market value of our common stock on the date of grant.

        Under this policy, each non-employee director is compensated on an annual basis for providing services to Synta. Director compensation is paid for the period from July 1 through June 30 of each year. Each non-employee director receives compensation consisting of one of the following combinations of cash and/or a grant of our common stock, at the election of each non-employee director, as follows:

  •
  $40,000 cash;

  •
  $30,000 cash and such number of shares of restricted common stock with a value of $10,000 on the date of grant of the shares;

  •
  $20,000 cash and such number of shares of restricted common stock with a value of $20,000 on the date of grant of the shares;

  •
  $10,000 cash and such number of shares of restricted common stock with a value of $30,000 on the date of grant of the shares; or

  •
  such number of shares of restricted common stock with a value of $40,000 on the date of grant of the shares.

        The number of shares to be received by a non-employee director is calculated by dividing the total dollar amount that the non-employee director has elected to be paid in shares of common stock by the fair market value of the shares of our common stock on the last business day prior to the date of grant of the shares. Shares granted are subject to a lapsing repurchase right such that the shares are subject to forfeiture to us if a non-employee director does not continue to serve as a member of the Board of Directors as of the end of the applicable quarter as follows: the repurchase right lapses as to 25% of each such grant on each of September 30, December 31, March 31 and June 30 thereafter, provided such non-employee director continues to serve as a member of the Board of Directors as of the applicable date.

        The option and restricted stock awards disclosed in the above Director Compensation Table and accompanying footnotes that were granted prior to March 15, 2006, were granted under our 2001 Stock Plan, with the exception of the option grant to Mr. Gollust on May 27, 2004, which was not granted pursuant to an equity plan. On March 15, 2006, our Board of Directors adopted and our stockholders approved our 2006 Stock Plan and at the same time terminated our 2001 Stock Plan. All restricted stock awards granted after March 15, 2006 were granted under our 2006 Stock Plan.

        Pursuant to the Director Compensation Policy, each non-employee director also receives an annual fee of $5,000 for each committee of the Board of Directors on which such individual serves. However, the chairman of each committee, other than the Audit Committee, receives an annual fee of $10,000, and the chairman of the Audit Committee receives an annual fee of $15,000 for services as chairman.

  Consulting Agreement with Dr. Lan Bo Chen

        In 2002, we entered into an oral consulting agreement with Dr. Chen pursuant to which Dr. Chen provided consulting services as mutually determined by us and Dr. Chen from time to time. This consulting agreement had no definitive term. Under the terms of the agreement, we provided compensation to Dr. Chen of $25,000 per month. In April 2005, we entered into a written consulting agreement with Dr. Chen pursuant to which he has agreed to provide consulting services to us and to serve as the chairman and/or a member of our scientific advisory board. This written agreement supersedes the aforementioned oral agreement. Under the original terms of this agreement, we agreed to pay Dr. Chen $25,000 per month for these services. In March 2007, we amended the consulting agreement to reduce the fee from $25,000 to $10,000 per month. This written agreement has no definitive term and may be terminated by us or Dr. Chen upon 15 days advance written notice. The agreement also contains a one-year post termination non-competition and non-solicitation provision. We paid Dr. Chen $150,000 in 2007 under this agreement.

  Agreement and Release with Dr. Lan Bo Chen

        In January 2005, we entered into an Agreement and Release with Dr. Chen whereby we resolved all outstanding matters regarding various oral understandings and arrangements between Dr. Chen and Synta, including arrangements relating to (1) the assignment by Dr. Chen of the benefit of his interests, if any, resulting from our acquisition of the assets of Cancer Genomics, Inc., Kava Pharmaceuticals, Inc., and SinglePixel Biomedical, Inc., (2) Dr. Chen's assignment of inventions, non-competition, non-solicitation and confidentiality agreements with us, and (3) a general release by Dr. Chen of any and all claims that Dr. Chen may have had against us. Pursuant to this agreement we will pay Dr. Chen $500,000 payable in $25,000 installments quarterly for five years. We paid Dr. Chen $100,000 in 2007 under this agreement.

Equity Compensation Plan Information

        The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2007:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Securityholders (2)	3,805,277	$11.18	1,409,496	(3)
Equity Compensation Plans not Approved by Securityholders (4)	75,000	$12.78	0
Total	3,880,277	$11.21	1,409,496

(1)
Includes options to purchase 186,941 shares of our common stock issued under our 2001 Stock Plan and 2006 Stock Plan that were cancelled after December 31, 2007.

(2)
These plans consist of our 2006 Stock Plan and our 2001 Stock Plan. In connection with the adoption of our 2006 Stock Plan in March 2006, our 2001 Stock Plan was terminated and thereafter no further stock options were granted under the 2001 Plan. All outstanding stock options and stock grants granted under the 2001 Plan remained outstanding and subject to their terms and the terms of the 2001 Plan.

(3)
Represents shares of common stock available for future issuance under our 2006 Stock Plan. Our 2006 Stock Plan contains an "evergreen provision" which allows for an annual increase in the number of shares available for issuance under the plan on the first day of each of our fiscal years during the period beginning in fiscal year 2008 and ending on the second day of fiscal year 2016. The annual increase in the number of shares shall be equal to the lowest of (i) 1,300,000 shares; (ii) 5% of our outstanding shares on the first day of the fiscal year; and (iii) an amount determined by our Board of Directors. Under this provision, no annual increase shall be made to the extent that the number of shares of common stock available for issuance under the 2006 Stock Plan and all other employee or director stock plans would exceed 25% of our outstanding shares on the first day of the applicable fiscal year. Does not include 1,300,000 shares available for issuance under our 2006 Stock Plan that were added pursuant to this evergreen provision on January 1, 2008.

(4)
Represents a stand alone option agreement we had with our director Keith Gollust, which was terminated in February 2008.

  Summary Description of Our Non-Stockholder Approved Equity Compensation Plans

        On May 27, 2004, we granted our current director Keith Gollust a non-qualified option to purchase 75,000 shares of our common stock at an exercise price of $10.843 per share. Pursuant to the option agreement, the option vested as to 50% of the shares upon grant and as to 6.25% of the shares at the end of each successive three-month period thereafter. In December 2007, in order to make the option compliant with Section 409A of the Internal Revenue Code of 1986, as amended, the option agreement was amended to increase the exercise price with respect to 28,125 of the shares issuable thereunder to $16.00 per share. In February 2008, this option was terminated prior to the exercise and issuance of any shares thereunder.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement.

MEMBERS OF THE COMPENSATION COMMITTEE:
Robert N. Wilson (Chairman) Bruce Kovner Keith R. Gollust

REPORT OF AUDIT COMMITTEE

        The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of The Nasdaq Stock Market, has furnished the following report:

        The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee's role and responsibilities are set forth in a charter adopted by the Board, which is available on our website at www.syntapharma.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of our independent auditors. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2007, the Audit Committee took the following actions:

  •
  Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2007 with management and KPMG LLP, our independent auditors;

  •
  Discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit; and

  •
  Received written disclosures and the letter from KPMG LLP regarding its independence as required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The Audit Committee further discussed with KPMG LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

        Based on the Audit Committee's review of the audited financial statements and discussions with management and KPMG LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE
William S. Reardon, C.P.A. (Chairman) Keith R. Gollust Robert N. Wilson

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis except for one Form 4 relating to the amendment of a stock option held by Keith Gollust that was reported on a Form 5. We received either a written statement from our directors, officers and 10% stockholders or know from other means that any required Forms 5 were filed or that no Forms 5 were required to be filed.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

        The following is a description of the transactions we were a party to in 2007 with our directors and officers and beneficial owners of more than 5% of our voting securities and their affiliates.

Participation in Initial Public Offering

        In February 2007, we issued an aggregate of 5,000,000 shares of our common stock in connection with our initial public offering at an initial public offering price of $10.00 per share, including an aggregate of 1,000,000 shares to the following directors and beneficial owners of more than 5% of our voting securities, and their affiliates:

Name	Number of Shares of Common Stock	Aggregate Purchase Price
Robert N. Wilson	100,000	$1,000,000
Bruce Kovner	720,000	7,200,000
Wyandanch Partners, L.P.(1)	180,000	1,800,000

    (1)
    Keith Gollust is the President and sole stockholder of Gollust Management, Inc., which is the general partner of Wyandanch Partners, L.P.

        The initial public offering price of $10.00 per share was determined through negotiations between us and the representatives of the underwriters of the offering based on several factors, including our future prospects and those of our industry in general, our financial operating information in recent periods, and market prices of securities and financial and operating information of companies engaged in activities similar to ours.

Policy for Approval of Related Person Transactions

        Pursuant to the written charter of our Audit Committee, the Audit Committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any of the following persons has or will have a direct or indirect material interest:

  •
  our executive officers;

  •
  our directors;

  •
  the beneficial owners of more than 5% of our securities;

  •
  the immediate family members of any of the foregoing persons; and

  •
  any other persons whom the Board of Directors determines may be considered related persons.

        For purposes of these procedures, "immediate family members" means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any person (other than a tenant or employee) sharing the household with the executive officer, director or 5% beneficial owner.

        In reviewing and approving such transactions, the Audit Committee shall obtain, or shall direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion shall be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. This approval authority may also be delegated to the chairman of the Audit Committee in some circumstances. No related person transaction shall be entered into prior to the completion of these procedures.

        The Audit Committee or its chairman, as the case may be, shall approve only those related person transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as the committee or the chairman determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to Synta; the impact on a director's independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the Audit Committee shall participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members is the related person.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Our Board of Directors currently consists of six members, classified into three classes as follows: Lan Bo Chen, Ph.D. and William S. Reardon, C.P.A. constitute the Class I directors with a term ending at the upcoming annual meeting of stockholders; Keith R. Gollust and Robert N. Wilson constitute the Class II directors with a term ending at the 2009 annual meeting of stockholders; and Safi R. Bahcall, Ph.D. and Bruce Kovner constitute the Class III directors with a term ending at the 2010 annual meeting of stockholders. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

        On February 27, 2008, the Board of Directors accepted the recommendation of the Nominating and Governance Committee and voted to nominate Lan Bo Chen, Ph.D. and William S. Reardon, C.P.A. for election at the annual meeting for a term of three years to serve until the 2011 annual meeting of stockholders, and until their successors have been elected and qualified, or until their earlier death, resignation, retirement or removal. Unless authority to vote for any of these nominees is withheld, the shares represented by a validly executed proxy will be voted FOR the election as directors of Dr. Chen and Mr. Reardon. In the event that any nominee should become unable or unwilling to serve, the shares represented by a validly executed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place, unless the Board chooses to reduce the number of directors serving on the Board. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

        A plurality of the shares voted at the annual meeting is required to elect each nominee as a director.

        THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF DR. CHEN AND MR. REARDON AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 2—INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2008. The Board proposes that the stockholders ratify this appointment. In the event the stockholders do not ratify the appointment of Ernst & Young LLP as our independent public accountants, the Audit Committee will reconsider its appointment.

        On April 14, 2008, the Audit Committee appointed Ernst & Young LLP to audit our financial statements for the fiscal year ending December 31, 2008. During the two fiscal years ended December 31, 2006 and 2007, and the subsequent interim period through April 14, 2008, neither company management, the Audit Committee nor anyone acting on our behalf consulted with Ernst & Young LLP regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Ernst & Young LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or (2) any matter that was the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a "reportable event" (as defined in Item 304(a)(1)(v) of Regulation S-K and related instructions). We expect that representatives of Ernst & Young LLP will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

        Also on April 14, 2008, the Audit Committee dismissed KPMG LLP, who served as our independent registered public accounting firm for the fiscal year ended December 31, 2007. The decision to change accounting firms was approved by the Audit Committee, which subsequently advised the Board of Directors of its decision. The audit reports of KPMG LLP on our consolidated financial statements as of and for the years ended December 31, 2006 and 2007 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

  •
  KPMG LLP's report on the consolidated financial statements of Synta as of and for the years ended December 31, 2006 and 2007 contained a separate paragraph stating that, "As discussed in Note 2 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 123R, Share-Based Payment, effective January 1, 2006".

        During the two fiscal years ended December 31, 2006 and 2007, and the subsequent interim period through April 14, 2008, there were no (1) "disagreements" with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their report to the subject matter of the disagreement or (2) "reportable events". We do not expect that representatives of KPMG LLP will be present at the meeting.

Accounting Fees and Services

        The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for the years ended December 31, 2006 and 2007 and fees billed for other services rendered by KPMG LLP during those periods.

	2006	2007
Audit fees	$365,000	$400,000
Audit-related fees	15,000	15,000
Tax fees	15,000	15,000
All other fees	0	47,000

Total	$395,000	$477,000

  Audit Fees

        KPMG's fees for audit services totaled $365,000 and $400,000 for 2006 and 2007, respectively. Audit services were comprised of services associated with the 2006 and 2007 annual audits and registration statements.

  Audit-Related Fees

        KPMG's fees for audit-related services totaled $15,000 for each of 2006 and 2007, respectively. Audit-related services were comprised of an employee benefit plan audit.

  Tax Fees

        KPMG's fees for tax services totaled $15,000 for each of 2006 and 2007, respectively. Tax services were comprised of tax compliance, tax advice and tax planning services.

  All Other Fees

        KPMG's fees for other services totaled zero and $47,000 for 2006 and 2007, respectively. Other services were comprised of advisory fees.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

        Consistent with policies of the SEC regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

        Prior to engagement of the independent auditor for the next year's audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

          1.     Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

          2.     Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions,

  employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

          3.     Tax services include all services performed by the independent auditor's tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

          4.     Other Fees are those associated with services not captured in the other categories.

        Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

        The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

        The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent public accountants.

        If our stockholders ratify the selection of Ernst & Young LLP, the Audit Committee may still, in its discretion, decide to appoint a different independent auditor at any time during the year ending December 31, 2008, if it concludes that such a change would be in the best interests of Synta and our stockholders. If our stockholders fail to ratify the selection, the Audit Committee will reconsider, but not necessarily rescind, the appointment.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS

        We have adopted a code of conduct and ethics that applies to all of our directors, employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on the "Investors—Corporate Governance" section of our website at www.syntapharma.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market.

OTHER MATTERS

        The Board of Directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

        To be considered for inclusion in the proxy statement relating to our 2009 Annual Meeting of Stockholders, stockholder proposals must be received no later than January 7, 2009. To be considered for presentation at the 2009 Annual Meeting, although not included in the proxy statement, proposals must be received no earlier than February 21, 2009 and no later than March 23, 2009; provided, however, that in the event that the date of the 2009 Annual Meeting is more than thirty (30) days before or more than thirty (30) days after the anniversary date of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which we make a public announcement of the date of such meeting.

        Proposals that are not received in a timely manner will not be voted on at the 2009 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Secretary, Synta Pharmaceuticals Corp., 45 Hartwell Avenue, Lexington, MA 02421.

        WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY, OR COMPLETE YOUR PROXY BY TELEPHONE OR VIA THE INTERNET, AT YOUR EARLIEST CONVENIENCE.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Wendy E. Rieder, Esq.
                      Secretary

Lexington, Massachusetts
April 29, 2008

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on our website at www.syntapharma.com and is available in paper form to beneficial owners of our common stock without charge upon written request to Secretary, Synta Pharmaceuticals Corp., 45 Hartwell Avenue, Lexington, MA 02421.

000004

MR A SAMPLE

DESIGNATION (IF ANY)

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Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 11, 2008.

Vote by Internet

•             Log on to the Internet and go to www.investorvote.com/SNTA

•             Follow the steps outlined on the secured website.

Vote by telephone

•             Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•             Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.  ☒

Annual Meeting Proxy Card	123456	C0123456789	12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR each of the nominees listed and FOR Proposal 2.

1.	Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate):

		For	Withhold

	01 - Lan Bo Chen, Ph.D.	☐	☐

		For	Withhold

	02 - William S. Reardon, C.P.A.	☐	☐

		For	Against	Abstain

2.	Proposal to ratify the selection of Ernst & Young LLP as independent public accountants for the fiscal year ending December 31, 2008.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.		Signature 2 — Please keep signature within the box.

/ /

	C 1234567890	J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE
140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
	1 U P X	0 1 7 8 6 3 1	MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — SYNTA PHARMACEUTICALS CORP.

45 HARTWELL AVENUE

LEXINGTON, MA 02421

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - JUNE 11, 2008

SYNTA PHARMACEUTICALS CORP. BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated April 29, 2008 in connection with the Annual Meeting of Stockholders to be held at 10:00 a.m. EST on Wednesday, June 11, 2008 at the offices of Synta Pharmaceuticals Corp. at 45 Hartwell Avenue, Lexington, MA 02421 and hereby appoints Safi R. Bahcall and Keith S. Ehrlich, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Synta Pharmaceuticals Corp. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2008 Annual Meeting of Stockholders, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of the nominees for director and FOR the ratification of the selection of Ernst & Young LLP as independent public accountants for the fiscal year ending December 31, 2008.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes.

Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

QuickLinks

SYNTA PHARMACEUTICALS CORP. NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS
PROXY STATEMENT FOR THE SYNTA PHARMACEUTICALS CORP. 2008 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION ABOUT THE ANNUAL MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
REPORT OF AUDIT COMMITTEE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
PROPOSAL NO. 1—ELECTION OF DIRECTORS
PROPOSAL NO. 2—INDEPENDENT PUBLIC ACCOUNTANTS
CODE OF CONDUCT AND ETHICS
OTHER MATTERS
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR